Careview Communications, Inc. 8-K

Exhibit 10.01

EXECUTION VERSION

CREDIT AGREEMENT

dated as of June 26, 2015

among

CAREVIEW COMMUNICATIONS, INC.,

a Nevada corporation,

as Holdings,

CAREVIEW COMMUNICATIONS, INC.,

a Texas corporation,

as the Borrower,

PDL BIOPHARMA, INC.,

as the Lender,

and

PDL BIOPHARMA, INC.,

as the Agent

ii

iii

iv

SCHEDULES

Schedule 1.1(a)	Subsidiary Guarantors
Schedule 10.2	Addresses for Notices

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Compliance Certificate

v

CREDIT AGREEMENT

This Credit Agreement dated as of June 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made among CareView Communications, Inc., a Nevada corporation (“Holdings”), CareView Communications, Inc., a Texas corporation and a wholly-owned subsidiary of Holdings (the “Borrower”), PDL BioPharma, Inc., a Delaware corporation, as the lender (the “Lender”), and PDL BioPharma, Inc., a Delaware corporation, not individually, but as the Agent (as defined below).

The Borrower has agreed to enter into this Agreement with the Lender and the Agent evidencing its agreement to incur the Loans, and in connection therewith, to make the representations and warranties, covenants and undertakings as hereinafter set forth.

Section 1.	Definitions; Interpretation.

1.1           Definitions. When used herein the following terms shall have the following meanings:

“Accounts” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, or (b) for services rendered or to be rendered.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Stock of any Person, or otherwise causing any Person to become a Subsidiary, (c) a merger, consolidation, amalgamation or any other combination with another Person (other than a combination between two Persons that prior to the merger, consolidation, amalgamation or combination were already Loan Parties) and (d) the acquisition from any Person of a brand, line of business, division, branch or product line, or of marketing rights, patent rights or other Intellectual Property rights with respect to a product line, operating division, product or potential product or other unit of operation.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Agent nor the Lender shall be deemed an Affiliate of any Loan Party.

“Agent” means PDL BioPharma, Inc. in its capacity as administrative agent for the Lender hereunder and any successor thereto in such capacity.

1

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) authorizations, consents, approvals, permits or licenses issued by, or a registration or filing with, any Governmental Authority and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority (including common law and principles of public policy).

“Billable CareView System Unit” means, as of any date of determination, each room control platform or nurse station monitor (each, a “Unit”) for which each of the following clauses (i) to (iii) is true: (i) such Unit is mounted (where applicable) and operational, (ii) required personnel have been trained in the use of such Unit and (iii) the Borrower is receiving revenue as of such date in respect of such Unit.

“Borrower” has the meaning set forth in the Preamble.

“Borrowing Request” means an irrevocable written notice of borrowing delivered by the Borrower to the Agent and appropriately specifying (a) the aggregate principal amount of the Loans to be incurred, (b) the date of such borrowing (which shall be a Business Day), (c) the account details and wiring instructions for the Borrower and (d) that the applicable conditions set forth in Section 4 of this Agreement have been satisfied.

“Business Day” means any day on which commercial banks are open for commercial banking business in New York, New York.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

“Capital Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in, or Stock Equivalents (regardless of how designated) of, a Person (other than an individual), whether voting or non-voting.

“CareView Hillcrest JV” means CareView-Hillcrest, LLC, a Wisconsin limited liability company and a variable interest entity in which Holdings owns 50% of the Capital Stock.

“CareView System” means the suite of video monitoring guest services and related applications of Holdings and its Subsidiaries provided and installed in healthcare facilities and designed to enhance patient care and safety.

“CareView Saline JV” means CareView-Saline, LLC, a Wisconsin limited liability company and a variable interest entity in which Holdings owns 50% of the Capital Stock.

2

“Cash Equivalent Investment” means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, or corporate demand notes, in each case rated at least A-l by Standard & Poor’s Ratings Group or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker’s acceptance maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any commercial banking institution of the nature referred to in clause (c) above which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder, (e) money market accounts or mutual funds which invest predominantly in assets satisfying the foregoing requirements and (f) other short term liquid investments approved in writing by the Agent.

“CFC” means a Person that is a “controlled foreign corporation” as defined in Section 957 of the IRC.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (within the meaning of the Exchange Act and the rules of the SEC thereunder) (other than the Permitted Holders), shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings;

(b)           the Permitted Holders shall own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings;

(c)           Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Capital Stock of the Borrower; or

(d)           all or substantially all of the assets of Holdings or the Borrower are disposed of in any one or more related transactions.

“Closing Date” means the date on which the conditions set forth in Section 4.1 have been satisfied or waived by the Agent in its sole discretion.

“Closing Fee” means the closing fee due from the Borrower to the Lender in an aggregate amount equal to 1.0% of the aggregate principal amount of the Commitments, which closing fee is fully earned as of the Closing Date and shall be due and payable on or before the earliest of (i) the Tranche One Funding Date, (ii) December 31, 2015, irrespective of whether the Tranche One Funding Date has occurred as of such date, and (iii) the termination of this Credit Agreement by the Borrower and the payment of all outstanding Obligations hereunder pursuant to Section 2.4.2.

“Collateral” has the meaning set forth in the Guarantee and Collateral Agreement.

“Collateral Access Agreement” means an agreement in form and substance satisfactory to the Agent in its reasonable discretion pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Loan Party, acknowledges the Liens of the Agent and waives (or, if approved by the Agent, subordinates) any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Agent reasonable access to and use of such real property during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

3

“Collateral Documents” means, collectively, the Guarantee and Collateral Agreement (including as may be supplemented by the joinder of any Subsidiary or any other Person who intends to guarantee the Obligations) and each other agreement or instrument pursuant to or in connection with which any Loan Party grants a security interest in any Collateral to the Agent for the benefit of the Lender or pursuant to which any such security interest in Collateral is perfected, each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Commitments” means the Tranche One Commitment and the Tranche Two Commitment.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B and otherwise satisfactory to the Agent in all respects.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense paid or accrued for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) non-cash expense associated with granting stock options, warrants or other similar securities, and minus (b) without duplication to the extent included in determining such Consolidated Net Income, any extraordinary, unusual or non-recurring gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or loss of Holdings and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income of any Person that is not a Loan Party except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to a Loan Party.

“Contingent Obligation” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, to provide security for the obligations of a debtor or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation in respect of any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the indebtedness, obligation or other liability supported thereby or the amount of the dividends or distributions guaranteed, as applicable.

4

“Control Agreement” means a tri-party deposit account, securities account or commodities account Control Agreement by and among the applicable Loan Party, the Agent and the depository, securities intermediary or commodities intermediary, each in form and substance reasonably satisfactory to the Agent and in any event providing to the Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.

“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) is an Affiliate of such Person and (b) is organized by such Person (or any Person controlling such Person) primarily for the purposes of making equity investments in Holdings or other portfolio companies.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Applicable Law in copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (with the amount thereof being measured as the fair market value of such property), (f) all obligations, contingent or otherwise, with respect to letters of credit (whether or not drawn), banker’s acceptances and surety bonds issued for the account of such Person, (g) all Hedging Obligations of such Person, (h) all Contingent Obligations of such Person for obligations of any other Person constituting Debt (under another clause of this definition) of such Person, (i) earn-out, purchase price adjustment and similar obligations, (j) all obligations of such Person in respect of Disqualified Capital Stock issued by such Person, (k) all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP and (l) all indebtedness of the types listed in clauses (a) through (k) of any partnership of which such Person is a general partner.

“Default” means any event that, if it continues uncured, will, with the lapse of time or the giving of notice or both, constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3.1(c).

“Disclosure Letter” means the letter dated as of the date of this Agreement delivered by the Loan Parties to the Agent and the Lender in connection with the execution and delivery of this Agreement; provided that the Disclosure Letter may be updated or supplemented a reasonable time prior to the Tranche Two Funding Date in a manner reasonably acceptable to the Agent and the Lender.

5

“Disposition” has the meaning set forth in Section 7.4(b).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date ninety-one (91) days after the latest Maturity Date then in effect, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time on or prior to the date ninety-one (91) days after the latest Maturity Date then in effect, or (c) contains any repurchase obligation which may come into effect prior to the date ninety-one (91) days after the latest Maturity Date then in effect; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Capital Stock upon the occurrence of a change in control occurring prior to the date ninety-one (91) days after the latest Maturity Date then in effect, shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem or repurchase any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations.

“Dollar” and “$” mean lawful currency of the United States of America.

“Environmental Claims” means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility under or for violation of any Environmental Law, or for release or injury to the environment or any Person or property or natural resources.

“Environmental Laws” means all present or future federal, state, provincial or local laws, statutes, common law duties, rules, regulations, ordinances and codes, including all amendments, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to any matter arising out of or relating to health and safety, or pollution or protection of the environment, natural resources or the workplace, including any of the foregoing relating to the presence, use, production, recycling, reclamation, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, emission, control, cleanup or investigation or management of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any of the events described in Section 8.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

6

“Excluded Taxes” means any of the following Taxes required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by the Lender’s net income, franchise Taxes in lieu of Taxes on net income, and branch profits Taxes, in each case (i) imposed by the jurisdiction under which the Lender is organized or has its principal office or (ii) that are Other Connection Taxes, (b) U. S. federal withholding taxes pursuant to a law in effect at the time such Lender first becomes a party to this Agreement, except to the extent that, pursuant to Section 3.1(a), amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto, and (c) any U. S. federal withholding taxes imposed pursuant to FATCA.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor provision that is substantively comparable and not materially more burdensome to comply with), and any current or future regulations issued thereunder or official interpretations thereof.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and the consolidated Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any nation or government, any state, province, municipality or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the Closing Date, executed by Holdings, the Borrower, the Subsidiary Guarantors and each other person that becomes party to such Guarantee and Collateral Agreement in favor of the Agent, and governed by the laws of the State of New York, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Hazardous Substances” means any waste, chemical, substance, or material listed, defined, classified, or regulated as a hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, or hazardous, dangerous or radioactive material, chemical or waste or any waste, chemical, substance or material otherwise regulated by any Environmental Law, including, without limitation, any petroleum or any derivative, waste, or byproduct thereof, radon, asbestos, and polychlorinated biphenyls, and any other substance, the storage, manufacture, disposal, treatment, generation, use, transportation, remediation, release into or concentration in the environment of which is prohibited, controlled, regulated or licensed by any governmental authority under any Environmental Law.

7

“Healthcare Laws” means all federal and state laws applicable to the business of the Borrower or any other Loan Party, regulating the manufacturing, labeling, promotion and provision of and payment for healthcare products and services, including HIPAA, Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7b (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” Section 1877 of the Social Security Act, as amended, 42 U.S.C. Section 1395nn (Limitation on Certain Physician Referrals), commonly referred to as “Stark Statute,” U.S. Federal Food, Drug, and Cosmetic Act, as amended from time to time (21 U.S.C. Section 301 et seq.), all applicable Good Manufacturing Practice requirements addressed in the FDA’s Quality System Regulation (21 C.F.R. Part 820), the Medical Devices Regulations, 21 C.F.R. Part 812, and Parts 50, 54, and 56, all applicable labeling requirements address in FDA’s Device Labeling Regulation (21 C.F.R. Part 801), and all rules, regulations and guidance promulgated thereunder, including the Medicare Regulations and the Medicaid Regulations.

“HealthCor Debt Documents” means (i) the HealthCor Note and Warrant Purchase Agreement, (ii) all notes evidencing the Debt of Holdings issued thereunder, and (iii) all other documents and instruments executed and delivered in connection with the Debt of Holdings issued thereunder, in each case in effect as of the Closing Date or as amended, restated, supplemented or otherwise modified in accordance with the terms of the Intercreditor Agreement and the terms hereof.

“HealthCor Debt Documents Amendments” means (i) the Seventh Amendment dated as of June 26, 2015 to the HealthCor Note and Warrant Purchase Agreement, by and among Holdings, HealthCor Partners Fund, L.P.  and HealthCor Hybrid Offshore Master Fund, L.P., (ii) the Amendment dated as of June 26, 2015 to the Registration Rights Agreement relating to the HealthCor Note and Warrant Purchase Agreement, (iii) Allonge No. 1 to the Senior Secured Convertible Notes (issued February 17, 2015) payable to each of the investors named therein, (iv) Allonge No. 1 to the Senior Secured Convertible Note (issued January 16, 2014) payable to the order of HealthCor Hybrid Offshore Master Fund, L.P., (v) Allonge No. 1 to the Senior Secured Convertible Note (issued January 16, 2014) payable to the order of HealthCor Partners Fund, L.P., (vi) Allonge No. 1 to the Senior Secured Convertible Note (issued January 31, 2012) payable to the order of HealthCor Hybrid Offshore Master Fund, L.P., (vii) Allonge No. 1 to the Senior Secured Convertible Note (issued January 31, 2012) payable to the order of HealthCor Partners Fund, L.P., (viii) Allonge No. 1 to the Senior Secured Convertible Note (issued April 21, 2011) payable to the order of HealthCor Hybrid Offshore Master Fund, L.P. and (ix) Allonge No. 1 to Senior Secured Convertible Note (issued April 21, 2011) payable to the order of HealthCor Partners Fund, L.P.

“HealthCor Note and Warrant Purchase Agreement” means the Note and Warrant Purchase Agreement dated as of April 21, 2011, among Holdings, HealthCor Partners Fund, L.P., HealthCor Hybrid Offshore Master Fund, L.P., and the other investors party thereto, as amended pursuant to the First Amendment dated December 30, 2011, the Second Amendment dated January 31, 2012, the Third Amendment dated August 20, 2013, the Fourth Amendment dated January 16, 2014, the Fifth Amendment dated December 15, 2014, and the Sixth Amendment dated March 31, 2015, and as further amended, restated, supplemented or otherwise modified pursuant to (i) the Seventh Amendment dated as of June 26, 2015 by and among Holdings, HealthCor Partners Fund, L.P. and HealthCor Hybrid Offshore Master Fund, L.P. and (ii) the terms of the Intercreditor Agreement.

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“HealthCor Obligations” means all obligations of the Loan Parties, including accrued interest, outstanding pursuant to the HealthCor Debt Documents.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

“Indemnified Liabilities” has the meaning set forth in Section 10.4.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Intellectual Property” means all rights, title and interests in intellectual property arising under any Applicable Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, industrial designs, integrated circuit topographies, and rights under IP Licenses.

“Intelliview License Agreement” has the meaning set forth in Section 5.17(f).

“Intelliview License Assignment” has the meaning set forth in Section 5.17(f).

“Intercreditor Agreement” means the subordination and intercreditor agreement dated as of the Closing Date among Holdings, the Borrower, the Subsidiary Guarantors, the Lender, the Agent and the secured parties party to the HealthCor Debt Documents, in form and substance satisfactory to the Agent.

“Interest Payment Date” means the last Business Day of each March, June, September and December.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Applicable Law in Internet domain names.

“Investment” means, with respect to any Person, (a) the purchase or other acquisition of any debt or equity security of any other Person, (b) the making of any loan, advance or capital contribution to any other Person, (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any other Person or (d) the making of an Acquisition.

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“IP Ancillary Rights” means, with respect to an item of Intellectual Property all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in any Intellectual Property.

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” has the meaning set forth in Section 3.1(d).

“Legal Costs” means, with respect to any Person, (a) all fees and charges of any counsel, accountants, auditors, appraisers, consultants and other professionals to such Person and (b) all court costs and similar legal expenses.

“Lender” has the meaning set forth in the Preamble.

“Lender Party” has the meaning set forth in Section 10.4.

“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Liquidity” means, at any time, the aggregate amount of cash held by the Loan Parties at such time (in deposit accounts located in the United States that are subject to Control Agreements in form and substance reasonably satisfactory to the Agent) that are not (A) subject to any Liens (other than Liens under the Collateral Documents and the HealthCor Debt Documents and customary setoff rights with respect to deposit accounts or other funds maintained with depository institutions that are created by law or by applicable account agreements in favor of such depositary institutions or securities intermediaries), (B) required to be maintained or kept segregated from the general assets of Holdings, the Borrower or any other Subsidiary for the purpose of securing or providing a source of payment for Debt or other obligations that are or from time to time may be owed to one or more creditors of Holdings, the Borrower or any other Subsidiary (other than to secure the Obligations or the HealthCor Obligations) or (C) held by any Subsidiary that is subject to restrictions on its ability to pay dividends or distributions.

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Perfection Certificate delivered by the Loan Parties on or prior to the Closing Date (as supplemented pursuant to the terms of the Guarantee and Collateral Agreement), the Disclosure Letter, the Intercreditor Agreement and all other documents, certificates, instruments and agreements delivered in connection with the foregoing, all as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

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“Loan Party” means Holdings, the Borrower, each Subsidiary Guarantor and each other person that guarantees the Obligations pursuant to the Guarantee and Collateral Agreement.

“Loans” means the Tranche One Loan and the Tranche Two Loan.

“Margin Stock” means any “margin stock” as defined in Regulation T, U or X of the FRB.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, assets, business, properties or condition (financial or otherwise) of the Loan Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any Loan Party to perform in any material respect any of its Obligations under any Loan Document to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. For the avoidance of doubt, a decrease (or volatile fluctuations) in the share price of the Capital Stock of Holdings shall not be deemed, in and of itself, a Material Adverse Effect (it being understood that the underlying facts or circumstances giving rise or contributing to such decrease or volatile fluctuations may be taken into account in determining whether there has been, or could reasonably be expected to have or result in, a Material Adverse Effect).

“Maturity Date” means (i) with respect to the Tranche One Loan, the Tranche One Maturity Date, and (ii) with respect to the Tranche Two Loan, the Tranche Two Maturity Date.

“Note” means a promissory note in substantially the form of Exhibit A or otherwise in form and substance acceptable to the Lender and the Agent, as the same may be replaced, substituted, amended, restated or otherwise modified from time to time.

“Obligations” means all liabilities, indebtedness and obligations (including interest accrued at the rate provided in the applicable Loan Document after the commencement of a bankruptcy proceeding whether or not a claim for such interest is allowed) of any Loan Party under this Agreement or otherwise with respect to any Loan or Protective Advance, or any Loan Party under any other Loan Document or any Collateral Document, including the Closing Fee, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. The parties agree that the Closing Fee is fully earned as of the Closing Date and shall be due and payable in accordance with Section 2.12.1 or otherwise upon any acceleration of the Obligations in accordance with the Agreement.

“OFAC” has the meaning set forth in Section 5.20.1.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than any such connection arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction with respect to, or enforced or sold or assigned an interest in, any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

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“Paid in Full” or “Payment in Full” means, with respect to any Obligations, the payment in full in cash and performance of all such Obligations, other than contingent indemnification obligations as to which no unsatisfied claim has been asserted.

“Patents” means all (i) all patents and certificates of invention, or similar property rights, and applications for any of the foregoing, of the United States, any other country or any political subdivision thereof, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, (vii) all proceeds of the foregoing, including, without limitation, licenses, royalties, and income, and (viii) without duplication, all IP Ancillary Rights in respect of the foregoing.

“Perfection Certificate” means the Perfection Certificate dated as of the date hereof delivered by the Loan Parties to the Agent and the Lender in connection with the execution and delivery of this Agreement, as amended, supplemented or otherwise modified from time to time.

“Permitted Holders” means HealthCor Management, LP; HealthCor Associates, LLC; HealthCor Hybrid Offshore Master Fund, LP; HealthCor Hybrid Offshore GP, LLC; HealthCor Group, LLC; HealthCor Partners Management, L.P.; HealthCor Partners Management GP, LLC; HealthCor Partners Fund, LP; HealthCor Partners, LP; HealthCor Partners GP, LLC and their respective Controlled Investment Affiliates.

“Permitted Lien” means any Lien expressly permitted by Section 7.2.

“Permitted Refinancing” means any replacement, renewal, refinancing or extension of any existing Debt (the “Original Debt”), in any such case, permitted by this Agreement (a) that does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Original Debt, (b) that does not have a weighted average life to maturity at the time of such replacement, renewal, refinancing or extension that is less than the weighted average life to maturity of the Original Debt, (c) that does not rank at the time of such replacement, renewal, refinancing or extension senior to the Original Debt, (d) that is not secured by any Lien on any asset other than the assets that secured the Original Debt (or would have been required to secure the Original Debt pursuant to the terms thereof); (e) with respect to which the primary obligor in respect of, and the Persons (if any) that guarantee, such Debt (resulting from such replacement, renewal, refinancing or extension) are the primary obligor in respect of, and the Persons (if any) that guaranteed, respectively, the Original Debt, and (f) that does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, event of default and remedies) that are materially less favorable to any Loan Party (as determined by such Loan Party in the exercise of its reasonable business judgment), or otherwise adverse to the interests of the Agent and the Lender, than those applicable to the Original Debt.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

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“PIK Interest” has the meaning set forth in Section 2.3.1(a).

“Product” means and includes the CareView System and all component products and services therein, any and all future iterations of any of the foregoing and any other products developed by any Loan Party.

“Protective Advance” has the meaning set forth in Section 2.11.

“Registered Intellectual Property” has the meaning set forth in Section 5.17(a).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of June 26, 2015 by and between Holdings and the Lender.

“Restricted Payment” has the meaning set forth in Section 7.3.

“SEC” means the United States Securities and Exchange Commission.

“Stock Equivalents” means all securities convertible into or exchangeable for Capital Stock or any other Stock Equivalent, and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable. For the avoidance of doubt, “Stock Equivalent” shall not include debt instruments that are convertible into Capital Stock or Stock Equivalents.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares of voting Capital Stock as to have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Holdings. For the avoidance of doubt, neither the CareView Hillcrest JV or the CareView Saline JV shall be deemed “Subsidiaries” for purposes of this Agreement and the other Loan Documents unless and until it is a Wholly-Owned Subsidiary.

“Subsidiary Guarantor” means each Subsidiary listed on Schedule 1.1(a) as a guarantor and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement in accordance with the terms thereof.

“Tax Returns” has the meaning set forth in Section 5.12.

“Taxes” has the meaning set forth in Section 3.1(a).

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Applicable Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Applicable Law in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

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“Tranche One Commitment” means, as to the Lender, the Lender’s commitment to provide the Tranche One Loan in the aggregate principal amount of $20,000,000 pursuant to Section 2.1.1(a).

“Tranche One Funding Date” means the date on which the conditions set forth in Section 4.2 have been satisfied or waived by the Agent in its sole discretion and the Tranche One Loan is funded, which date shall occur no later than November 25, 2015.

“Tranche One Interest-Only Period” means the period beginning on the Tranche One Funding Date and continuing through and including the eighth (8th) Interest Payment Date after the Tranche One Funding Date.

“Tranche One Loan” means the term loan from the Lender pursuant to Section 2.1.1(a), together with any PIK Interest accrued thereon and added to the aggregate principal balance thereof in accordance with Section 2.3.1(a).

“Tranche One Loan Request Date” has the meaning set forth in Section 2.1.1(a).

“Tranche One Maturity Date” means the date that is the fifth (5th) anniversary of the Tranche One Funding Date.

“Tranche One Milestone” has the meaning set forth in Section 4.2.2.

“Tranche One Milestone Notice” means written notice from the Borrower to the Agent that the Tranche One Milestone has occurred, accompanied by a certificate of Holdings signed by the chief financial officer and/or chief accounting officer of Holdings certifying as to the occurrence of the Tranche One Milestone.

“Tranche Two Commitment” means, as to the Lender, the Lender’s commitment to provide the Tranche Two Loan in the aggregate principal amount of $20,000,000 pursuant to Section 2.1.1(b).

“Tranche Two Funding Date” means the date on which the conditions set forth in Section 4.3 have been satisfied or waived by the Agent in its sole discretion and the Tranche Two Loan is funded, which date shall occur no later than July 26, 2017.

“Tranche Two Interest-Only Period” means the period beginning on the Tranche Two Funding Date and continuing through and including the eighth (8th) Interest Payment Date after the Tranche Two Funding Date.

“Tranche Two Loan” means the term loan from the Lender pursuant to Section 2.1.1(b), together with any PIK Interest accrued thereon and added to the aggregate principal balance thereof in accordance with Section 2.3.1(b).

“Tranche Two Loan Request Date” has the meaning set forth in Section 2.1.1(b).

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“Tranche Two Maturity Date” means the date that is the fifth (5th) anniversary of the Tranche Two Funding Date.

“Tranche Two Milestone” has the meaning set forth in Section 4.3.2.

“Tranche Two Milestone Notice” means written notice from the Borrower to the Agent that the Tranche Two Milestone has occurred, accompanied by a certificate of Holdings signed by the chief financial officer and/or chief accounting officer of Holdings certifying as to the occurrence of the Tranche Two Milestone.

“UCC” means the Uniform Commercial Code as in effect in from time to time in the State of New York.

“Warrants” means a number of common stock purchase warrants sufficient to entitle the holder thereof to purchase 4,444,445 shares of common stock of Holdings.

“Wholly-Owned Subsidiary” means, as to any Subsidiary, all of the Capital Stock of which (except directors’ qualifying shares) are at the time directly or indirectly owned by Holdings and/or another Wholly-Owned Subsidiary of Holdings.

1.2           Interpretation. In the case of this Agreement and each other Loan Document, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references in each Loan Document are to the particular Annex, Exhibit, Schedule and Section of such Loan Document unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to”; (d) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”; (e) unless otherwise expressly provided in such Loan Document, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; (f) this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each of which shall be performed in accordance with its terms; and (g) this Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Holdings, the Borrower, the Lender, the Agent, and the other parties hereto and thereto and are the products of all parties; accordingly, this Agreement and the other Loan Documents, in each case, shall not be construed against the Agent or the Lender merely because of the Agent’s or the Lender’s involvement in their preparation. Any reference in any Loan Document to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial measure, covenant or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Agent, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP as in effect prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between the calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the current financial statements of Holdings for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto enter into a mutually acceptable amendment addressing such changes, as provided for above.

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Section 2.	Credit Facilities.

2.1          Loans.

2.1.1        Loans. Subject to the terms and conditions set forth in this Agreement, the Lender agrees to lend to the Borrower funds in an aggregate principal amount not to exceed the aggregate Commitments as follows:

  (a)           on the Tranche One Funding Date, subject to satisfaction of the Tranche One Milestone, the entire amount of its Tranche One Commitment, after which the Tranche One Commitment shall terminate in full; provided that the Tranche One Funding Date shall occur no later than November 25, 2015; provided, further, that if (i) the Tranche One Milestone has occurred and (ii) the Borrower has failed to deliver the Borrowing Request for the Tranche One Loan in accordance with Section 4.2.1 no later than five Business Days after the date that the Tranche One Milestone Notice was or should have been delivered pursuant to Section 6.9 (such fifth Business Day, the “Tranche One Loan Request Date”), then the Borrower shall automatically be deemed to have requested a borrowing of the entire amount of the Tranche One Commitment on the tenth Business Day after the Tranche One Loan Request Date and, subject to the satisfaction of the conditions set forth in Section 4.2, such loan will be funded.

  (b)           on the Tranche Two Funding Date, subject to satisfaction of the Tranche Two Milestone, the entire amount of its Tranche Two Commitment, after which the Tranche Two Commitment shall terminate in full; provided that the Tranche Two Funding Date shall occur no later than July 26, 2017; provided, further, that if (i) the Tranche Two Milestone has occurred and (ii) the Borrower has failed to deliver the Borrowing Request for the Tranche Two Loan in accordance with Section 4.3.1 no later than five Business Days after the date that the Tranche Two Milestone Notice was or should have been delivered pursuant to Section 6.10 (such fifth Business Day, the “Tranche Two Loan Request Date”), then the Borrower shall automatically be deemed to have requested a borrowing of the entire amount of the Tranche Two Commitment on the tenth Business Day after the Tranche Two Loan Request Date and, subject to the satisfaction of the conditions set forth in Section 4.3, such loan will be funded.

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2.1.2        General. No portion of the Loans may be re-borrowed once repaid. $15,000,000 of the proceeds of each of the Tranche One Loan and (if funded) the Tranche Two Loan shall be used to pay for capital expenditures in connection with the manufacture and placement of CareView Systems, and the remaining proceeds of each of the Tranche One Loan and the Tranche Two Loan may be used for general corporate purposes, in each case, in compliance with the Loan Documents and Applicable Law.

2.2          Loan Accounting.

2.2.1        Recordkeeping. The Agent, on behalf of the Lender, shall record in its records the date and amount of the Loans made by the Lender, accrued interest and each repayment of principal or interest thereon. The aggregate unpaid principal amount so recorded shall, absent manifest error, be presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

2.2.2        Notes. At the request of the Lender, the Loans shall be evidenced by one or more Notes, with appropriate insertions, payable to the order of the Lender in a face principal amount equal to the Loans and payable in such amounts and on such dates as are set forth herein.

2.3          Interest.

2.3.1        Interest Rate.

  (a)           The Borrower promises to pay interest on the unpaid principal amount of the Tranche One Loan for the period commencing on the Tranche One Funding Date until such Tranche One Loan is Paid in Full, at a rate payable in cash per annum equal to 13.5%. During the Tranche One Interest-Only Period, the Borrower may elect to pay up to 1.0% per annum of interest on the Tranche One Loan, for each Interest Payment Date occurring during the Tranche One Interest-Only Period, as interest paid-in-kind (“PIK Interest”) and such PIK Interest shall be added to the aggregate principal balance of the Tranche One Loan in arrears on such Interest Payment Date. The Borrower shall deliver to the Agent, at least three (3) Business Days prior to the applicable Interest Payment Date, a written notice setting forth (i) its election to pay an amount of interest in the form of PIK Interest, (ii) whether interest on the Tranche One Loan shall take the form of PIK Interest and (iii) the amount of interest that shall constitute PIK Interest on the applicable Interest Payment Date. Any such election shall be deemed to remain in effect until superseded by a subsequent notice delivered as set forth in the preceding sentence or until the Tranche One Interest-Only Period has expired.

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(b)           The Borrower promises to pay interest on the unpaid principal amount of the Tranche Two Loan for the period commencing on the Tranche Two Funding Date, until such Tranche Two Loan is Paid in Full, at a rate payable in cash per annum equal to 13.0%. During the Tranche Two Interest-Only Period, the Borrower may elect to pay up to 1.0% per annum of interest on the Tranche Two Loan, for each Interest Payment Date occurring during the Tranche Two Interest-Only Period, as PIK Interest and such PIK Interest shall be added to the aggregate principal balance of the Tranche Two Loan in arrears on such Interest Payment Date. The Borrower shall deliver to the Agent, at least three (3) Business Days prior to the applicable Interest Payment Date, a written notice setting forth (i) its election to pay an amount of interest in the form of PIK Interest, (ii) whether interest on the Tranche Two Loan shall take the form of PIK Interest and (iii) the amount of interest that shall constitute PIK Interest on the applicable Interest Payment Date. Any such election shall be deemed to remain in effect until superseded by a subsequent notice delivered as set forth in the preceding sentence or until the Tranche Two Interest-Only Period has expired. Any such written notice of any election or modification of an election to pay PIK Interest in respect of the Tranche Two Loan may be combined with any written notice of any election or modification of an election to pay PIK Interest in respect of the Tranche One Loan described in Section 2.3.1(a) above.

(c)           The foregoing notwithstanding, (i) at any time an Event of Default has occurred and is continuing, the interest rate then applicable to the Loans shall automatically be increased, without demand or notice of any kind from the Lender (including declaration or notice of an Event of Default), by five percent (5.00%) per annum (any such increased rate, the “Default Rate”) and (ii) any such increase may thereafter be waived or rescinded by the Lender in its sole discretion by written notice to the Borrower. In the event that the Obligations in respect of the Tranche One Loan are not Paid in Full as of the Tranche One Maturity Date or any existing Obligations are not Paid in Full as of the Tranche Two Maturity Date, or in the event that the Obligations shall be declared or shall become due and payable pursuant to Section 8.2, the Obligations shall bear interest subsequent thereto at the Default Rate and such interest shall be payable in cash on demand. In no event shall interest or other amounts payable by the Borrower to the Lender hereunder exceed the maximum rate permitted under Applicable Law, and if any such provision of this Agreement is in contravention of any such law, (x) any amounts paid hereunder shall be deemed to be and shall be applied against the principal amount of the Obligations to the extent necessary such that the amounts paid hereunder do not exceed the maximum rate under Applicable Law and (y) such provision shall otherwise be deemed modified as necessary to limit such amounts paid to the maximum rate permitted under Applicable Law.

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2.3.2         Interest Payments.

  (a)           Interest accrued on the Tranche One Loan during the period from the Tranche One Funding Date until the Tranche One Maturity Date shall accrue and be payable in cash (subject to Section 2.3.1(a)) quarterly on each Interest Payment Date, in arrears (provided, however, that PIK Interest, if any, shall accrue and be added to the aggregate principal balance of the Tranche One Loan in arrears on such Interest Payment Date), and, to the extent not paid in advance, upon a prepayment of the Tranche One Loan in accordance with Section 2.4 and on the Tranche One Maturity Date, in each such case, in cash. After the Tranche One Maturity Date and at any time an Event of Default exists, all accrued interest on the Tranche One Loan shall be payable in cash on demand at the rates specified in Section 2.3.1.

  (b)           Interest accrued on the Tranche Two Loan during the period from the Tranche Two Funding Date until the Tranche Two Maturity Date shall accrue and be payable in cash (subject to Section 2.3.1(b)) quarterly on each Interest Payment Date, in arrears (provided, however, that PIK Interest, if any, shall accrue and be added to the aggregate principal balance of the Tranche Two Loan in arrears on such Interest Payment Date), and, to the extent not paid in advance, upon a prepayment of the Tranche Two Loan in accordance with Section 2.4 and on the Tranche Two Maturity Date, in each such case, in cash. After the Tranche Two Maturity Date and at any time an Event of Default exists, all accrued interest on the Tranche Two Loan shall be payable in cash on demand at the rates specified in Section 2.3.1.

2.3.3         Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For partial months, interest shall be calculated on the number of days actually elapsed in a 30-day month.

2.4         Amortization; Prepayment.

2.4.1         Amortization.

  (a)           Commencing on the first Interest Payment Date following the Tranche One Interest-Only Period, the Borrower shall repay the Tranche One Loan to the Agent, for the account of the Lender, on each Interest Payment Date following the Tranche One Interest-Only Period, an amortization payment in aggregate principal amount equal to the quotient of (i) the aggregate principal amount of the Tranche One Loan outstanding on the first Interest Payment Date following the Tranche One Interest-Only Period, divided by (ii) the number of Interest Payment Dates remaining from and including such first Interest Payment Date following the Tranche One Interest-Only Period through and including the Tranche One Maturity Date (which amortization payment shall be reduced as a result of the application of prepayments in accordance with Section 2.7), provided that solely for purposes of calculating the number of Interest Payment Dates for this clause (a)(ii), Interest Payment Dates shall be deemed to include the Tranche One Maturity Date.

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  (b)           Commencing on the first Interest Payment Date following the Tranche Two Interest-Only Period, the Borrower shall repay the Tranche Two Loan to the Agent, for the account of the Lender, on each Interest Payment Date following the Tranche Two Interest-Only Period, an amortization payment in aggregate principal amount equal to the quotient of (i) the aggregate principal amount of the Tranche Two Loan outstanding on the first Interest Payment Date following the Tranche Two Interest-Only Period, divided by (ii) the number of Interest Payment Dates remaining from and including such first Interest Payment Date following the Tranche Two Interest-Only Period through and including the Tranche Two Maturity Date (which amortization payments shall be reduced as a result of the application of prepayments in accordance with Section 2.7), provided that for purposes of calculating the number of Interest Payment Dates for this clause (b)(ii), Interest Payment Dates shall be deemed to include the Tranche Two Maturity Date.

  (c)           The amount of each amortization payment specified in Section 2.4.1(a) and (b) as determined by the Agent shall be binding on the Borrower absent manifest error.

2.4.2        Voluntary Prepayment; Termination. The Borrower may, on at least three (3) Business Days’ written notice to the Agent, not later than 12:00 p.m. New York City time on such day, prepay any of the Tranche One Loan or the Tranche Two Loan in whole or in part without premium or penalty (together with accrued and unpaid interest to the date of prepayment on such prepaid amount); provided, however, that each partial prepayment that is not of the entire outstanding amount of any Loan shall be in an aggregate amount that is an integral multiple of $1,000,000. The Borrower may also, on at least three (3) Business Days’ written notice to the Agent, not later than 12:00 p.m. New York City time on such day, terminate this Agreement and Borrower’s liabilities hereunder without premium or penalty by paying to the Lender the full amount of all outstanding Obligations (other than inchoate indemnification obligations).

2.5          Payment Upon Maturity. The Tranche One Loan, any accrued but unpaid interest thereon and, if the Tranche Two Loan has not been funded hereunder, any other Obligations then outstanding, shall be Paid in Full on the Tranche One Maturity Date. The Tranche Two Loan, and any other Obligations then outstanding, shall be Paid in Full on the Tranche Two Maturity Date.

2.6          Making of Payments. All payments on the Loans in accordance with this Agreement, including all payments of fees and expenses, shall be made by the Borrower to the Agent without setoff, recoupment or counterclaim and in immediately available funds, in United States Dollars, by wire transfer to the account of the Agent specified by the Agent, in any case, not later than 1:00 p.m. New York City time on the date due, and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day. The Agent shall promptly remit to the Lender all payments received in collected funds by the Agent for the account of such Lender.

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2.7           Application of Payments and Proceeds. Each voluntary prepayment of the outstanding Tranche One Loan or the Tranche Two Loan pursuant to Section 2.4.2 shall be applied to reduce the subsequent scheduled amortization payments of such Loan to be made pursuant to Section 2.4.1 as the Borrower may elect in its sole discretion.

2.8           Payment Dates. If any payment of principal of or interest on a Loan, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

2.9           Set-off. The Borrower agrees that the Agent, the Lender and their respective Affiliates have all rights of set-off, counterclaim and bankers’ lien provided by Applicable Law, and in addition thereto, the Borrower agrees that at any time an Event of Default has occurred and is continuing, the Agent and the Lender may apply to the payment of any Obligations of the Borrower hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with the Agent or such Lender.

2.10         Currency Matters. All amounts payable under this Agreement and the other Loan Documents to the Agent and/or the Lender shall be payable in Dollars.

2.11         Protective Advances. Whether or not an Event of Default or a Default shall have occurred and be continuing, the Agent is authorized by the Borrower and the Lender, from time to time in the Agent’s sole discretion (but the Agent shall have absolutely no obligation to), to make disbursements or advances to the Borrower or any other Loan Party in amounts which the Agent, in its sole discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower or any other Loan Party pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses (any of such disbursements or advances are in this Section 2.12 referred to as “Protective Advances”). Unless otherwise agreed by the Lender in its sole discretion, Protective Advances shall bear interest at a rate payable in cash per annum equal to 13.5% plus the Default Rate. Each Protective Advance shall be secured by the Liens in favor of the Agent in and to the Collateral and shall constitute Obligations hereunder. The Protective Advances shall constitute Obligations hereunder which are subject to the rights of the Agent, the Lender and their respective Affiliates in accordance with Section 2.9. The Borrower shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earliest of (i) the Tranche One Maturity Date, (ii) the Tranche Two Maturity Date and (iii) the date on which demand for payment is made by the Agent. The Agent shall promptly notify the Lender and the Borrower in writing of each such Protective Advance, which notice shall include a description of the amount and the purpose of such Protective Advance. Any other terms with respect to the extension of any Protective Advance may be set forth in a separate agreement satisfactory to each of the Agent and the Lender in its sole discretion.

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2.12        Fees; Equity Issuance.

2.12.1      Closing Fee. As consideration for the agreements of the Lender hereunder, the Borrower agrees to pay to the Lender, for its own account, the Closing Fee on or prior to the earliest of (i) the Tranche One Funding Date, (ii) December 31, 2015, irrespective of whether the Tranche One Funding Date has occurred as of such date, and (iii) the termination of this Credit Agreement by the Borrower and the payment of all outstanding Obligations hereunder pursuant to Section 2.4.2.

2.12.2      Equity Issuance  As consideration for the agreements of the Lender hereunder, the Borrower agrees to issue and deliver to the Lender, for its own account, on or prior or the Closing Date, the Warrants and the Registration Rights Agreement. The Lender and the Borrower agree that the aggregate fair market value (as of the date hereof) of the Warrants is equal to $1,257,778.

Section 3.	Yield Protection.

3.1          Taxes.

  (a)           All payments of principal and interest on the Loans and all other amounts payable under any Loan Document shall be made free and clear of and without deduction or withholding for any present or future income, excise, stamp, documentary, property or franchise taxes or other taxes, fees, imposts, duties, levies, deductions, withholdings (including backup withholding) or other charges of any nature whatsoever imposed by any taxing authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”), except as required by Applicable Law. If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law (as determined in the good faith reasonable discretion of the Borrower or the Agent), then the Borrower shall: (i) timely pay directly to the relevant taxing authority the full amount required to be so withheld or deducted; (ii) within thirty (30) days after the date of any such payment of Taxes, forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such relevant taxing authority; and (iii) in the case of Indemnified Taxes, pay to the Agent for the account of the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction (including withholdings and deductions applicable to any additional sums payable under this Section 3.1) been required.

  (b)           The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

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(c)           The Loan Parties shall jointly and severally reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Agent), the Agent and the Lender for all Indemnified Taxes and Other Taxes (including any Indemnified Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.1) paid by the Agent or the Lender, or required to be withheld or deducted from a payment to the Agent or the Lender, and any liabilities arising therefrom or with respect thereto (including any penalty, interest or expense), whether or not such Taxes were correctly or legally asserted. A certificate of the Agent or the Lender (or of the Agent on behalf of the Lender) claiming any compensation under this clause (c), setting forth the amounts to be paid thereunder and delivered to the Borrower with a copy to the Agent, shall be conclusive, binding and final for all purposes, absent manifest error.

(d)           On or prior to the date it becomes a party to this Agreement, and from time to time thereafter as required by law or reasonably requested in writing by the Borrower, the Lender (including for this purpose any assignee of the Lender that becomes a party to this Agreement) shall (but only so long as the Lender remains lawfully able to do so) provide the Borrower with such documents and forms as prescribed by the Internal Revenue Service (“IRS”) in order to certify that payments to the Lender are exempt from or entitled to a reduced rate of U.S. federal withholding tax on payments pursuant to this Agreement or any other Loan Document. Without limiting the generality of the foregoing, any Lender that is the beneficial owner of payments made under this Agreement will (but only so long as the Lender remains lawfully able to do so) provide: (i) in the case of a beneficial owner that is U.S. person within the meaning of Section 7701 of the IRC, IRS Form W-9 certifying that such beneficial owner is exempt from U.S. Federal backup withholding tax, (ii) in the case of a beneficial owner claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, both (A) IRS Form W-8BEN and (B) a certificate to the effect that such beneficial owner is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, (2) a “10 percent shareholder” of Holdings within the meaning of Section 881(c)(3)(B) of the IRC, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC, (iii) in the case of a beneficial owner that is not a U.S. person within the meaning of Section 7701 of the IRC claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest,” “business profits” or “other income” article of such tax treaty; and (iv) in the case of a beneficial owner for whom payments under this Agreement constitute income that is effectively connected with such beneficial owner’s conduct of a trade or business in the United States, IRS Form W-8ECI. Any Lender that is not the beneficial owner of payments made under this Agreement, such as an entity treated as a partnership for U.S. federal income tax purposes, will (but only so long as the Lender remains lawfully able to do so) provide (x) an IRS Form W-8IMY on behalf of itself and (y) on behalf of each such beneficial owner, the forms set forth in clauses (i) through (iv) of the preceding sentence that would be required of such beneficial owner if such beneficial owner were a Lender. If a payment made to the Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA, the Lender shall (but only so long as the Lender remains lawfully able to do so) deliver to the Borrower, at the time or times prescribed by law or reasonably requested in writing by the Borrower, such documentation prescribed by applicable law or reasonably requested in writing by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA, to determine that the Lender has complied with its obligations under FATCA, or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, FATCA shall include any amendments made to FATCA after the date of this Agreement.

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(e)           If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, the Lender shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Lender, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund), provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant taxing authority) to the Lender in the event the Lender is required to repay such refund to such taxing authority. Notwithstanding anything to the contrary in this clause (e), in no event will the Lender be required to pay any amount to the Borrower pursuant to this clause (e) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(f)           The provisions of this Section 3.1 shall survive the termination of this Agreement and repayment of all Obligations.

3.2           Increased Cost.

(a)           If, after the Closing Date, the adoption or taking effect of, or any change in, any Applicable Law, rule, regulation or treaty, or any change in the interpretation or administration of any Applicable Law, rule, regulation or treaty by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request, rule, guideline or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender; (ii) shall subject the Lender or the Agent to any Taxes (other than Taxes described in clauses (b) and (c) of the definition of Excluded Taxes, Taxes indemnified pursuant to Section 3.1 and Connection Income Taxes); or (iii) shall impose on the Lender any other condition affecting its Loan, its Note or its obligation to make the Loan; and the result of anything described in clauses (i) through (iii) above is to increase the cost to (or to impose a cost on) such Lender of making or maintaining its Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Borrower shall pay directly to the Lender such additional amount as will compensate the Lender for such increased cost or such reduction.

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(b)           If the Lender shall reasonably determine that any change in, or the adoption or phase-in of, any Applicable Law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by the Lender or any Person controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender’s or such controlling Person’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which the Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration the Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by the Lender or such controlling Person to be material, then from time to time, upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Borrower shall pay to the Lender such additional amount as will compensate the Lender or such controlling Person for such reduction.

(c)           Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in Applicable Law, regardless of the date enacted, adopted, issued or implemented. Notwithstanding anything to the contrary in this Section 3.2, the Borrower shall not be required to compensate the Lender for any amounts in this Section 3.2 (excluding Taxes described in Section 3.2(a)(ii)) incurred more than 180 days prior to the date that the Lender delivers the statement making the demand for such payment.

3.3           Mitigation of Circumstances. The Lender will use commercially reasonable efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, any obligation by the Borrower to pay any amount pursuant to Section 3.1 or 3.2; provided, that this Section 3.3 shall not apply to, or operate to prevent, any assignment of the Loan and the rights and obligations of the Lender pursuant to Section 10.13. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with this Section 3.3.

3.4           Conclusiveness of Statements; Survival. Determinations and statements of the Lender pursuant to Sections 3.1 or 3.2 shall be conclusive absent demonstrable error provided that the Lender or the Agent provides the Borrower with written notification of such determinations and statements. The Lender may use reasonable averaging and attribution methods in determining compensation under Sections 3.1 or 3.2 and the provisions of such Sections shall survive repayment of the Loan, cancellation of the Notes and termination of this Agreement.

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Section 4.	Conditions Precedent.

4.1          Closing Date. The occurrence of the Closing Date and the effectiveness of this Agreement is subject to the following conditions precedent, each of which shall be satisfactory in all respects to the Agent and the Lender:

4.1.1        Delivery of Loan Documents. The Borrower shall have delivered the following documents in form and substance satisfactory to the Agent (and, as applicable, duly executed by all Persons named as parties thereto and dated the Closing Date or an earlier date satisfactory to the Agent):

  (a)           Agreement. This Agreement.

  (b)           Collateral Documents. The Guarantee and Collateral Agreement and all other Collateral Documents, and all instruments, documents, certificates and agreements executed or delivered pursuant thereto (including Intellectual Property assignments and pledged equity and limited liability company interests in the Subsidiaries, if any, with undated irrevocable transfer powers executed in blank), in each case, executed and delivered by each Loan Party and each other Person named as a party thereto.

  (c)           Intercreditor Agreement. The Intercreditor Agreement.

  (d)           HealthCor Debt Documents Amendments. Each of the HealthCor Debt Documents Amendments.

  (e)           Financing Statements. Properly completed Uniform Commercial Code financing statements and other filings and documents required by law or the Loan Documents to provide the Agent with perfected first priority Liens (subject only to Permitted Liens) in the Collateral.

  (f)           Warrants. The Warrants and the Registration Rights Agreement.

  (g)           Lien Searches. Copies of Uniform Commercial Code search reports listing all effective financing statements or equivalent filings filed against any Loan Party, with copies of such financing statements and filings; and copies of Patent, Trademark, Copyright and Internet Domain Name search reports conducted by the Borrower listing all effective collateral assignments in respect of such Intellectual Property filed with respect to any Loan Party, with copies of such collateral assignment documentation.

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(h)           Authorization Documents. For each Loan Party, such Person’s (i) charter (or similar formation document), certified as of a recent date by the appropriate Governmental Authority (as applicable) in its jurisdiction of incorporation (or formation), (ii) limited liability company agreement, partnership agreement and bylaws (and similar governing document) (as applicable), (iii) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby, (vi) signature and incumbency certificates of its officers authorized to execute the Loan Documents, in each case with respect to clauses (i) through (iv), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification and (v) good standing certificates in its jurisdiction of incorporation (or formation) and in each other jurisdiction requested by the Agent or the Lender, in each case, dated as of a recent date.

(i)           Opinions of Counsel. Opinions, addressed to the Agent and the Lender and dated as of the Closing Date, from each of (i) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Holdings and the Borrower, and (ii) local counsel to the Loan Parties in each jurisdiction in which any Loan Party is organized and the laws of which are not covered by the opinion letter referred to in clause (i) above, in each case in form and substance satisfactory to the Agent.

(j)           Insurance.  Certificates or other evidence of insurance in effect as required by Section 6.3(b).

(k)           Control Agreements. A Control Agreement for each deposit account and securities account maintained by any Loan Party (other than zero balance, payroll and similar accounts) in form and substance reasonably satisfactory to the Agent.

(l)           Payment of Fees and Expenses. The Borrower shall have paid, on or prior to the Closing Date, subject to Section 10.3, without duplication, all costs and expenses (including, to the extent invoiced, payment or reimbursement of all Legal Costs) incurred by the Agent and the Lender in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby which are required to be paid by the Borrower, provided that such costs and expenses incurred by the Agent and the Lender and reimbursable by the Borrower pursuant to this paragraph (l) shall not exceed $150,000.

(m)          Officer’s Certificate. A certificate, dated the Closing Date and signed by the chief executive officer or the chief financial officer of each of Holdings and the Borrower, confirming compliance with the conditions set forth in Section 4.1.2, 4.1.3, and 4.1.4.

(n)           Other Documents. Such other certificates, documents and agreements that may be listed on the closing checklist provided by the Agent to the Borrower or as the Agent or the Lender may request.

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4.1.2         Representations and Warranties. Each representation and warranty by each Loan Party contained herein or in any other Loan Document to which such Loan Party is a party, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Closing Date (or as of a specific earlier date if such representation or warranty expressly relates to an earlier date).

4.1.3         No Default. No Default or Event of Default shall have occurred and be continuing.

4.1.4         No Material Adverse Change. Since December 31, 2014, no event or occurrence shall have occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

4.2         Tranche One Loan. The obligation of the Lender to make the Tranche One Loan is subject to the following conditions precedent, each of which shall be satisfactory in all respects to the Agent and the Lender:

4.2.1         Delivery of Borrowing Request. On or prior to the Tranche One Loan Request Date, the Borrower shall have delivered to Agent a Borrowing Request requesting that the entire amount of the Tranche One Commitment be funded on a date that is no less than five Business Days and no more than ten Business Days from the date of such Borrowing Request (or shall be deemed to have delivered such a Borrowing Request pursuant to Section 2.1.1(a)).

4.2.2         Tranche One Milestone. On or prior to October 31, 2015, the Borrower shall have placed in service a minimum of 9,000 Billable CareView System Units (the “Tranche One Milestone”). For the avoidance of doubt, if the Tranche One Milestone shall not have occurred on or prior to October 31, 2015, the condition set forth in this Section 4.2.2 shall not be satisfied.

4.2.3         Delivery of Tranche One Milestone Notice. The Borrower shall have delivered to Agent the Tranche One Milestone Notice in accordance with Section 6.9.

4.2.4         Payment of Closing Fee and Fees and Expenses. The Borrower shall have paid, on or prior to the Tranche One Funding Date, (i) the Closing Fee, (ii) all fees and expenses owing and payable to the Agent and the Lender as of such date and (iii) subject to Section 10.3, without duplication, all costs and expenses incurred by the Agent and the Lender in connection with the funding of the Tranche One Loan which are required to be paid by the Borrower, and shall provide evidence acceptable to the Agent of the foregoing.

4.2.5         Notes. A Note in respect of the Tranche One Loan.

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4.2.6         Officer’s Certificate. A certificate, dated the Tranche One Funding Date and signed by the chief executive officer or the chief financial officer of each of Holdings and the Borrower, confirming compliance with the conditions set forth in Section 4.2.7, 4.2.8, and 4.2.9.

4.2.7         Representations and Warranties. Each representation and warranty by each Loan Party contained herein or in any other Loan Document to which such Loan Party is a party, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Tranche One Funding Date (or as of a specific earlier date if such representation or warranty expressly relates to an earlier date).

4.2.8         No Default. No Default or Event of Default shall have occurred and be continuing.

4.2.9         No Material Adverse Change. Since December 31, 2014, no event or occurrence shall have occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

4.3           Tranche Two Loan. The obligation of the Lender to make the Tranche Two Loan is subject to the following conditions precedent, each of which shall be satisfactory in all respects to the Agent and the Lender:

4.3.1         Delivery of Borrowing Request. On or prior to the Tranche Two Loan Request Date, the Borrower shall have delivered to Agent a Borrowing Request requesting that the entire amount of the Tranche Two Commitment be funded on a date that is no less than five Business Days and no more than ten Business Days from the date of such Borrowing Request (or shall be deemed to have delivered such a Borrowing Request pursuant to Section 2.1.1(b)).

4.3.2         Tranche Two Milestone. On or prior to June 30, 2017, (a) the Borrower shall have placed in service a minimum of 27,750 Billable CareView System Units and (b) the Consolidated EBITDA of Holdings, computed on an annualized basis for the three-calendar month period immediately preceding the Tranche Two Funding Date, shall not be less than $7,000,000 (the foregoing conditions, collectively, the “Tranche Two Milestone”). For the avoidance of doubt, if the Tranche Two Milestone shall have not occurred on or prior to June 30, 2017, the condition set forth in this Section 4.3.2 shall not be satisfied.

4.3.3         Delivery of Tranche Two Milestone Notice. The Borrower shall have delivered to Agent the Tranche Two Milestone Notice in accordance with Section 6.10.

4.3.4         Payment of Fees and Expenses. The Borrower shall have paid, on or prior to the Tranche Two Funding Date, (i) all fees and expenses owing and payable to the Agent and the Lender as of such date and (ii) subject to Section 10.3, without duplication, all costs and expenses incurred by the Agent and the Lender in connection with the funding of the Tranche Two Loan which are required to be paid by the Borrower, and shall provide evidence acceptable to the Agent of the foregoing.

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4.3.5         Officer’s Certificate. A certificate, dated the Tranche Two Funding Date and signed by the chief executive officer or the chief financial officer of each of Holdings and the Borrower, confirming compliance with the conditions set forth in Section 4.3.6, 4.3.7, and 4.3.8.

4.3.6         Representations and Warranties. Each representation and warranty by each Loan Party contained herein or in any other Loan Document to which such Loan Party is a party, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Tranche Two Funding Date (or as of a specific earlier date if such representation or warranty expressly relates to an earlier date).

4.3.7         No Default. No Default or Event of Default shall have occurred and be continuing.

4.3.8         No Material Adverse Change. Since December 31, 2014, no event or occurrence shall have occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

4.3.9         Note. The Borrower shall have delivered a Note in respect of the Tranche Two Loan in form and substance satisfactory to the Agent, duly executed by the Borrower.

Section 5.              Representations and Warranties. To induce the Agent and the Lender to enter into this Agreement and to induce the Lender to advance the Loans hereunder, each of Holdings and the Borrower represents and warrants to the Agent and the Lender that each of the following are, and after giving effect to the borrowing of the Loans, will be, true, correct and complete:

5.1           Organization. Holdings is a corporation validly existing and in good standing under the laws of the State of Nevada; the Borrower is a corporation validly existing and in good standing under the laws of the State of Texas; each other Loan Party and each of its Subsidiaries is duly organized, validly existing and in good standing (as applicable) under the laws of the jurisdiction of its incorporation or organization, has all power and authority and all material governmental approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and is qualified to do business, and is in good standing (as applicable), in every jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

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5.2           Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Borrower is duly authorized to borrow monies hereunder, the granting of the security interests pursuant to the Collateral Documents is within the corporate purposes of the Borrower and each other Loan Party party thereto, and the Borrower and each other Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by Holdings and the Borrower of this Agreement and by Holdings, the Borrower and each Loan Party of each Loan Document to which it is a party, and the borrowings by the Borrower hereunder, do not and will not (a) require any consent or approval of, or registration or filing with or any other action by, any Governmental Authority (other than (i) any consent or approval which has been obtained and is in full force and effect and (ii) recordings and filings in connection with the Liens granted to the Agent under the Collateral Documents), (b) conflict with (i) any provision of material Applicable Law, (ii) the charter, by-laws, limited liability company agreement, partnership agreement or other organizational documents of any Loan Party or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Borrower or any other Loan Party (other than Liens in favor of the Agent created pursuant to the Collateral Documents).

5.3           Validity; Binding Nature. Each of this Agreement and each other Loan Document to which Holdings, the Borrower or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

5.4           Financial Condition. The unaudited consolidated financial statements of Holdings and its Subsidiaries (presented on a consolidated basis) as at March 31, 2015, and the audited consolidated financial statements of Holdings and its Subsidiaries (presented on a consolidated basis) as at December 31, 2014, have been prepared in accordance with GAAP, subject to, in the case of unaudited financial statements, the absence of footnotes and year-end adjustments, and present fairly the consolidated financial condition of such Persons as at such dates and the results of their operations and cash flows for the periods then ended. As of the Closing Date, the Borrower and its Subsidiaries have no material liabilities other than as set forth on the foregoing financial statements other than trade payables incurred in the ordinary course of business.

5.5           No Material Adverse Change. Since December 31, 2014, there has been no event or occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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5.6           Litigation. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to any Loan Party’s knowledge, threatened in writing, against any Loan Party or any of its Subsidiaries or any of their respective properties which (i) purport to affect or pertain to this Agreement, any other Loan Document or any of the transactions contemplated hereby or (ii) that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document, or directing that the transactions provided for herein not be consummated as herein provided. Except as set forth in Section 5.6 of the Disclosure Letter, neither any Loan Party nor any of its Subsidiaries is the subject of an audit or, to the knowledge of the Loan Parties, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any requirement of Applicable Law.

5.7           Ownership of Properties; Liens; Real Property. There are no Liens on the Collateral other than those granted in favor of the Agent to secure the Obligations and other Permitted Liens. Each Loan Party and each of its Subsidiaries owns good and, in the case of owned real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including Patents, Trademarks, trade names, service marks and Copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to Intellectual Property) other than Permitted Liens. Section 5.7 of the Disclosure Letter lists all of the real property owned, leased, subleased or otherwise owned or occupied by any Loan Party as of the Closing Date.

5.8           Capitalization; Subsidiaries.

(a)           Equity Interests. Section 5.8(a) of the Disclosure Letter sets forth, as of the Closing Date, the name and jurisdiction of incorporation or organization of, and the percentage of each class of Capital Stock owned by Holdings, the Borrower or any other Subsidiary in, (i) each Subsidiary and (ii) each joint venture in which Holdings, the Borrower or any other Subsidiary owns any Capital Stock. All Capital Stock in each Subsidiary owned by Holdings, the Borrower or any other Subsidiary are duly and validly issued and, in the case of each Subsidiary that is a corporation, are fully paid and non-assessable, and are owned by the Borrower, directly or indirectly through Wholly-Owned Subsidiaries. Each Loan Party is the record and beneficial owner of, and has good title to, the Capital Stock pledged by it to the Agent under the Collateral Documents, free of any and all Liens, rights or claims of other Persons, other than Liens created under the Collateral Documents and other Permitted Liens. Each Loan Party is the record and beneficial owner of, and has good title to, the Capital Stock pledged by it to the Agent under the Collateral Documents, free of any and all Liens, rights or claims of other persons, except the security interest created by the Collateral Documents, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such pledged Capital Stock.

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(b)           No Consent of Third Parties Required. Except as set forth in Section 5.8(b) of the Disclosure Letter, no consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary, is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status of the security interest of the Agent in any Capital Stock pledged to the Agent for the benefit of the Lender under the Collateral Documents or the exercise by the Agent of the voting or other rights provided for in the Collateral Documents or the exercise of rights and remedies in respect thereof.

5.9           Pension Plans. No Loan Parties have any liability under ERISA and no Loan Party sponsors any “pension plan” or has any liability subject to Title IV of ERISA.

5.10         Compliance with Law; Investment Company Act; Other Regulated Entities.

(a)           Each Loan Party and each of its Subsidiaries possesses all, and is not in default under any, necessary authorizations, permits, licenses, certifications and approvals from all Governmental Authorities in order to conduct their respective businesses as presently conducted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. All business and operations of each Loan Party and each of its Subsidiaries complies with all Applicable Law, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect. No Loan Party or any of its Subsidiaries is operating any aspect of its business under any agreement, settlement, judgment, decree, injunction, order or other arrangement with any Governmental Authority. None of any Loan Party, any Person controlling any Loan Party, or any Subsidiary of any Loan Party, is subject to regulation under any Federal or state statute, rule or regulation limiting its ability to incur Debt, pledge its assets or perform its Obligations under the Loan Documents.

(b)           No Loan Party or any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company”, within the meaning of the Investment Company Act of 1940.

(c)           As of the Closing Date, no Loan Party is aware of any current or former employee that is a “whistleblower” as defined in Section 240.21F-2 of the Exchange Act.

(d)           Without limiting the generality of the foregoing, except where noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

 (i)           any financial relationships of any Loan Party or any Subsidiary with any Person (i) comply with all applicable Healthcare Laws including, without limitation, the Federal Anti-Kickback Statute, the Stark Statute and applicable state anti-kickback and self-referral laws; (ii) reflect fair market value, have commercially reasonable terms, and were negotiated at arm’s length; and (iii) do not obligate such Person to purchase, use, recommend, or arrange for the use of any Products or services of the Borrower, any Loan Party, or any Subsidiary; and

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(ii)           each Loan Party and each of its Subsidiaries have implemented policies and procedures to monitor, collect, and report, and will report, any payments or transfers of value to certain healthcare providers and teaching hospitals, in accordance with industry standards and the Affordable Care Act of 2010 and its implementing regulations and state disclosure and transparency laws.

5.11           Margin Stock. No Loan Party or any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No portion of the Obligations is secured directly or indirectly by Margin Stock.

5.12           Taxes. Each Loan Party and each of its Subsidiaries has filed all federal, state, local and foreign income, sales, goods and services, harmonized sales and franchise and all other material tax returns, reports and statements (collectively, the “Tax Returns”) with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are or were required to be filed. All such Tax Returns are true, correct and complete in all material respects. All Taxes reflected therein and all material Taxes otherwise due and payable have been paid prior to the date on which any liability may be added thereto for non-payment thereof, except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Loan Party, as applicable. No Tax Return is under audit or examination by any Governmental Authority and no written notice of such an audit or examination or any written assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Loan Party and each of its Subsidiaries, as applicable, from their respective employees for all periods in compliance with the tax, social security and unemployment withholding provisions of Applicable Law and such withholdings have been timely paid to the respective Governmental Authorities in accordance with Applicable Law. No Loan Party has been a member of an affiliated, combined or unitary group other than the group of which a Loan Party is the common parent or has liability for Taxes of any other person by contract, as a successor or transferor or otherwise by operation of law.

5.13           Solvency. Both immediately before and after giving effect to (a) the Loan or Loans made on or prior to the date this representation and warranty is made or remade, (b) the disbursement of proceeds of such Loan or Loans, and (c) the payment and accrual of all transaction costs in connection with the foregoing, with respect to the Loan Parties, on a consolidated basis, (i) the fair value of the assets of the Loan Parties, on a consolidated basis, is greater than the amount of the liabilities (including disputed, contingent and unliquidated liabilities) of the Loan Parties, on a consolidated basis, as such value is established and such liabilities evaluated, (ii) the present fair saleable value of the assets of the Loan Parties, on a consolidated basis, is not less than the amount that will be required to pay the probable liability on the debts of the Loan Parties, on a consolidated basis, as they become absolute and matured, (iii) the Loan Parties, on a consolidated basis, are able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (iv) none of the Loan Parties intends to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (v) none of the Loan Parties is engaged in business or a transaction, or is about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

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5.14           Environmental Matters. The on-going operations of each Loan Party and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with Applicable Law) reasonably be expected to result in a Material Adverse Effect. Each Loan Party and each of its Subsidiaries have obtained, and maintained in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for their respective ordinary course operations, and each Loan Party and each of its Subsidiaries are in compliance with all material terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. No Loan Party or any of its Subsidiaries or any of their respective properties or operations is subject to any outstanding written order from or agreement with any federal, state or local Governmental Authority, nor subject to any judicial or docketed administrative proceeding, nor subject to any indemnification agreement  respecting any Environmental Law, Environmental Claim or Hazardous Substance, that would reasonably be expected to have a Material Adverse Effect.

5.15           Insurance. Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of Holdings, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party operates. A true and complete listing of such insurance of the Loan Parties as of the Closing Date, including issuers and coverages, is set forth in Section 5.15 of the Disclosure Letter.

5.16           Information. All information heretofore or contemporaneously herewith furnished in writing by the Borrower or any other Loan Party to the Agent or the Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrower or any Loan Party to the Agent or the Lender pursuant hereto or in connection herewith will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete, taken as a whole, by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which it was made (it being recognized by the Agent and the Lender that any projections and forecasts provided by Holdings or the Borrower are based on good faith estimates and assumptions believed by Holdings or the Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results and such differences may be material).

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5.17           Intellectual Property.

(a)           Schedule 5.17(a) of the Disclosure Letter sets forth a true and complete list of all Patents (including patent applications, but excluding expired patent applications), registered Trademarks, applications for registration of Trademarks, registered Copyrights and applications for registration of Copyrights owned by or exclusively licensed to any Loan Party or any of its Subsidiaries (collectively, the “Registered Intellectual Property”). A Loan Party or a Subsidiary thereof exclusively owns, free and clear of all Liens, all right, title and interest in and to, all Registered Intellectual Property that is indicated on Schedule 5.17(a) of the Disclosure Letter as owned by such Loan Party or Subsidiary. All of the Registered Intellectual Property is subsisting and, to Borrower’s knowledge, all of the Registered Intellectual Property (excluding any applications included therein) is valid and enforceable. To Borrower’s knowledge, there are no facts (including any material prior art not disclosed to the applicable granting authority in connection with any issued Patents included in the Registered Intellectual Property) that would invalidate or render unenforceable any issued Patents included in the Registered Intellectual Property. Without limiting the generality of the foregoing, no prior art exists that would invalidate any of U.S. Patent Nos. 7,612,666, 7,477,285 or 9,041,810.

(b)           No Loan Party or any Subsidiary has received any written notice that the use or exploitation by such any Loan Party or Subsidiary of any Intellectual Property owned by or licensed to such Loan Party or Subsidiary, or the use, manufacture, sale or distribution of the Product, infringes or misappropriates the Intellectual Property of any third party and, to Borrower’s knowledge, there is no reasonable basis for any such claim. To Borrower’s knowledge, there is no reasonable basis for any claim that the making, having made, use, offer for sale, import or sale of the Product by Borrower or its agents (or use of the Product in accordance with its intended use) infringes or misappropriates the Intellectual Property of any third party. Except as listed on Schedule 5.17(b) of the Disclosure Letter, there are no written claims (including interferences, oppositions or cancellation actions) against any Loan Party or any Subsidiary thereof that are presently pending or, to the knowledge of Borrower, threatened, contesting the validity, ownership or enforceability of any of the Registered Intellectual Property and, to the knowledge of Borrower, no third party is infringing or misappropriating any of the Registered Intellectual Property (excluding patent applications). The Registered Intellectual Property is not subject to any outstanding order, injunction, judgment, decree or arbitration award restricting the use thereof. In the last twelve (12) months, no Loan Party or any Subsidiary thereof has taken any action (or failed to take any action) that has resulted in the loss, lapse, abandonment, invalidity or unenforceability of any of the Registered Intellectual Property or any other Intellectual Property owned by any Loan Party or Subsidiary thereof.

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(c)           Except as set forth on Schedule 5.17(c) of the Disclosure Letter, (i) no Loan Party or any Subsidiary has granted any licenses under Registered Intellectual Property or any other material Intellectual Property owned by any Loan Party or any Subsidiary thereof to third parties; and (ii) no Loan Party or any Subsidiary thereof is party to any contract with any Person that limits or restricts the use of the Registered Intellectual Property or any other material Intellectual Property owned by any Loan Party or any Subsidiary thereof that requires any payments for such use.

(d)           No Loan Party or any of its Subsidiaries has filed any disclaimer or made or permitted any other voluntary reduction in the scope of any Patent included in the Registered Intellectual Property. None of the Patents included in Registered Intellectual Property has been or is currently involved in any interference, re-examination, opposition, derivation or other post-grant proceedings and no such proceedings are, to the knowledge of Borrower, threatened.

(e)           At least one valid and enforceable claim of an issued and subsisting patent included in the Registered Intellectual Property covers the Product, including any anticipated Product. Without limiting the generality of the foregoing, at least one valid and enforceable claim of each of U.S. Patent No. 7,612,666, U.S. Patent No. 7,477,285 and U.S. Patent No. 9,041,810 covers the Product as sold commercially as of the Closing Date.

(f)           Borrower has provided to Lender true, correct and complete copies of the Intelliview License Agreement and the Intelliview License Assignment. Borrower has a valid and enforceable exclusive license under the “Licensor IP” (as defined in the Intelliview License Agreement) in accordance with the terms of the Intelliview License Agreement. The Intelliview License Agreement is in full force and effect and is the legal, valid and binding obligation of Intelliview Technologies, Inc., enforceable against Intelliview Technologies, Inc. in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar Applicable Law affecting creditors’ rights generally and general equitable principles. The execution and delivery of, and performance of obligations under, the Intelliview License Agreement were and are within the powers of Intelliview Technologies, Inc. The Intelliview License Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, Intelliview Technologies, Inc. The Intelliview License Assignment was duly authorized by all necessary action on the part of, and validly executed and delivered by, Mann Equity, LLC. Borrower is not in breach or violation of or in default under the Intelliview License Agreement. Borrower has received no written notice from Intelliview Technologies, Inc. or any other Person to the effect that the Intelliview License Agreement is not an enforceable obligation of Intelliview Technologies, Inc. Borrower will be able to secure the full cooperation and assistance of and from Intelliview Technologies, Inc. and Wael Badawy as may be necessary for Borrower to effectively enforce U.S. Patent No. 7,612,666 against infringers within the medical field and to effectively defend challenges to the validity and enforceability of U.S. Patent No. 7,612,666. For the purposes hereof, (i) the term “Intelliview License Agreement” means the License Agreement effective as of September 1, 2011 between Intelliview Technologies, Inc., and Borrower (as assignee of Mann Equity, LLC) and (ii) the term “Intelliview License Assignment” means the Instrument of Assignment and Assumption made as of September 1, 2011 between Mann Equity, LLC and Borrower.

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(g)           To Borrower’s knowledge, each Loan Party and each of its Subsidiaries owns, or is licensed or otherwise has the right to use, all Intellectual Property necessary to conduct its business as currently conducted. The conduct and operations of the businesses of each Loan Party and each of its Subsidiaries do not and, to Borrower’s knowledge, the anticipated Products of the Loan Parties and its Subsidiaries, upon their commercial release, will not, infringe upon, misappropriate, dilute or violate any Intellectual Property owned by any other Person. No Loan Party or any of its Subsidiaries has received any written notice or claim that (i) asserts any right, title or interest with respect to, or (ii) contests any right, title or interest of any Loan Party or any of its Subsidiaries in, any Intellectual Property, any anticipated Products and applications derived or expected to be derived therefrom, or the development and commercialization of any Products derived or expected to be derived therefrom. To Borrower’s knowledge, the Intellectual Property owned by the Loan Parties and their Subsidiaries is sufficient, and conveys adequate rights, title and interests, for the Borrower, the other Loan Parties and their Subsidiaries to develop and commercialize their anticipated Products and Intellectual Property applications.

(h)           Each Loan Party and each of its Subsidiaries (either itself or through licensees) has (i) used each Trademark owned by it on each and every trademark class of goods in the ordinary course of business in order to maintain such Trademark in full force free from any claim of abandonment for non-use in any class of goods for which registration was obtained, (ii) maintained in the ordinary course of business the quality of products and services offered under such Trademark and taken all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) used such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Law, (iv) not adopted or used any mark which is confusingly similar to or a colorable imitation of such Trademark that the Agent, for the benefit of the Lender, has not obtained a perfected security interest in and (v) not (and has not permitted any licensee or sublicensee thereof to have) done any act or knowingly omitted to do any act whereby such Trademark may become invalidated or impaired in any way.

(i)            Each Loan Party and each of its Subsidiaries (either itself or through licensees) has not done any act, or omitted to do any act, whereby any of its Patents may become forfeited, abandoned or dedicated to the public.

(j)            Each Loan Party and each of its Subsidiaries (either itself or through licensees) has not acted or omitted to act whereby any portion of its Copyrights may become invalidated or otherwise impaired. Such Loan Party or such Subsidiary has not (either itself or through licensees) done any act whereby any portion of its Copyrights may fall into the public domain as a result of any such act.

(k)           Each Loan Party (either itself or through licensees) has used proper statutory notice in connection with the use of each of its Patents, Trademarks and Copyrights included in the Intellectual Property of such Loan Party.

(l)            Each Loan Party and each of its Subsidiaries has taken all reasonable and necessary steps, including, without limitation, in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of its Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the Patent and Trademark Office and the Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

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(m)          No Loan Party or any of its Subsidiaries (either itself or through licensees) (i) has abandoned any of its Intellectual Property or (ii) has abandoned any right to file an application for letters patent, trademark, or copyright, in each case except where such abandonment could not reasonably be expected to have a Material Adverse Effect.

(n)           Each Loan Party and each of its Subsidiaries has done all things that are necessary and proper within such Loan Party’s or such Subsidiary’s power and control to keep each license of Intellectual Property held by such Loan Party or such Subsidiary as licensee or licensor in full force and effect.

(o)           Each Loan Party and each of its Subsidiaries has maintained all of its rights to its Internet Domain Names in full force and effect, except that each Loan Party and each of its Subsidiaries may elect not to renew any Internet Domain Name the failure of which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.18           Labor Matters. No Loan Party or any of its Subsidiaries is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower, the other Loan Parties and any Subsidiary are not in violation of the Fair Labor Standards Act or any other Applicable Law, rule or regulation dealing with such matters, except for any such violations which would not reasonably be expected to have a Material Adverse Effect.

5.19           No Default. No Loan Party or any of its Subsidiaries is in default under or with respect to any contractual obligation which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

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5.20          Foreign Assets Control Regulations and Anti-Money Laundering.

  5.20.1           OFAC. Each Loan Party and each of its Subsidiaries is and will remain in compliance in all material respects with all U.S. economic sanctions laws, executive orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act of 1970 and all regulations issued pursuant to any of the foregoing. No Loan Party and no Subsidiary (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List, a terrorist list maintained by a U.S. Government Authority or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

  5.20.2           PATRIOT Act. The Loan Parties and each of their Affiliates are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (b) the PATRIOT Act. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

5.21         Non-Competes. None of the Loan Parties nor any of their executive officers is subject to a non-compete agreement that prohibits or would materially interfere with the development, commercialization or marketing of any Product.

Section 6.              Affirmative Covenants. Until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are Paid in Full, each of Holdings and the Borrower agrees that, unless at any time the Lender shall otherwise expressly consent in writing, it will:

6.1          Information. Furnish to the Agent and the Lender:

6.1.1           Annual Report. As soon as available and in any event within 90 days (or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act) after the end of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2015, (i) the consolidated balance sheet of Holdings as of the end of such Fiscal Year and related consolidated statements of income, cash flows and stockholders’ equity for such Fiscal Year, in comparative form with such financial statements as of the end of, and for, the preceding Fiscal Year, and notes thereto, all prepared in accordance with GAAP and accompanied by an opinion of BDO USA, LLP or other independent public accountants of recognized national standing (which opinion shall not be qualified as to scope or contain any explanatory paragraph expressing substantial doubt about the ability of Holdings to continue as a going concern), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as of the dates and for the periods specified in accordance with GAAP, and (ii) a narrative report and management’s discussion and analysis of the financial condition and results of operations of Holdings for such Fiscal Year, as compared to amounts for the previous Fiscal Year (it being understood that the information required by clauses (i) and (ii) may be furnished in the form of a Form 10-K filed with the SEC via the EDGAR System).

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6.1.2           Quarterly Reports. As soon as available and in any event within 45 days (or such earlier date on which Holdings is required to file a Form 10-Q under the Exchange Act) after the end of each of the first three Fiscal Quarters of each Fiscal Year, beginning with the Fiscal Quarter ending June 30, 2015, (i) the consolidated balance sheet of Holdings as of the end of such Fiscal Quarter and related consolidated statements of income and cash flows for such Fiscal Quarter and for the then elapsed portion of the Fiscal Year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous Fiscal Year, and notes thereto, all prepared in accordance with GAAP and accompanied by a certificate of the chief financial officer of Holdings stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in Section 6.1.1, subject to normal year-end audit adjustments, and (ii) a narrative report and management’s discussion and analysis, of the financial condition and results of operations for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, as compared to the comparable periods in the previous Fiscal Year (it being understood that the information required by this Section 6.1.2 may be furnished in the form of a Form 10-Q filed with the SEC via the EDGAR System).

6.1.3           Monthly Reports. Commencing with respect to the first calendar month after the Closing Date, promptly when available and in any event within 30 days of the end of such calendar month and each subsequent calendar month (including any calendar month ending December 31), a consolidated balance sheet of Holdings and its Subsidiaries as of the end of such calendar month, together with consolidated statements of income and cash flows for such period prepared on a basis consistent with GAAP, together with a comparison with the budget for such period of the current Fiscal Year, all certified by the chief financial officer of Holdings.

6.1.4           Compliance Certificate. Contemporaneously with the furnishing of the financial statements required pursuant to Sections 6.1.1 and 6.1.2, a duly completed Compliance Certificate signed by the chief financial officer of Holdings to the effect that such officer has not become aware of any Event of Default or Default that has occurred and is continuing or, if there is any such Event of Default or Default, describing it and the steps, if any, being taken to cure it, and providing such other information as required thereby.

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6.1.5        Notice of Default; Litigation; ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Borrower or the applicable Loan Party affected thereby with respect thereto:

 (a)           the occurrence of an Event of Default or a Default;

 (b)           any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Holdings or the Borrower to the Lender which has been instituted or, to the knowledge of Holdings or the Borrower, is threatened in writing against any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

 (c)           any cancellation or material change in coverage in any insurance maintained by Holdings, the Borrower or any other Loan Party; or

 (d)           any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim, (ii) any violation or noncompliance with any Applicable Law or (iii) any breach or non-performance of, or any default under, any contractual obligation of any Loan Party or any of its Subsidiaries), in all cases which could reasonably be expected to have a Material Adverse Effect.

6.1.6        Budgets. As soon as practicable, and in any event not later than 90 days after the commencement of each Fiscal Year, a budget of Holdings and its Subsidiaries for such Fiscal Year (including quarterly operating and cash flow budgets) prepared in a manner satisfactory to the Agent, accompanied by a certificate of the chief financial officer of Holdings to the effect that (a) such budget was prepared by Holdings in good faith, (b) Holdings has a reasonable basis for the assumptions contained in such budget and (c) such budget has been prepared in accordance with such assumptions.

6.1.7        Other Information. Promptly from time to time, such other information concerning Holdings and any of its Subsidiaries as the Lender or the Agent may reasonably request.

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6.2           Books; Records; Inspections.

(a)           Keep, and cause each Loan Party and each of its Subsidiaries to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP.

(b)           Permit, and cause each other Loan Party to permit, at reasonable times during business hours and with reasonable prior notice, the Agent, the Lender, or any representative of the foregoing to: (i) inspect (at the sole expense of the Borrower) the properties and operations of Holdings, the Borrower or any such Loan Party; (ii) visit any or all of its offices, to discuss its financial matters with its directors or officers and its independent auditors, if any (and Holdings and the Borrower hereby authorize such independent auditors, if any, to discuss such financial matters with the Lender or the Agent or any representative thereof), (iii) examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other records; and (iv)(A) inspect (at the sole expense of the Borrower) the Collateral and other tangible assets of Holdings, the Borrower or any such Loan Party, (B) perform appraisals of the equipment of Holdings, the Borrower or any such Loan Party, and (C) inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral, for purposes of or otherwise in connection with conducting a review, audit or appraisal of such books and records. If an Event of Default has occurred and is continuing, the Agent, the Lender, or any representative of the foregoing may take any of the actions specified in clauses (i) through (iv) of this Section 6.2(b) without notice to the Borrower. Notwithstanding the foregoing, except during the continuance of an Event of Default, all visits and inspections by the Agent, the Lender, or any representative thereof pursuant to this Section 6.2(b) in excess of one time during a calendar year shall not be at the Loan Parties’ expense, but shall be at the sole expense of the Agent or Lender.

6.3           Maintenance of Property; Insurance.

(a)           Keep, and cause each other Loan Party and each of its Subsidiaries to keep, all property useful and necessary in the business of Holdings, the Borrower, such other Loan Party or such Subsidiary in good working order and condition, ordinary wear and tear excepted, and maintain, and cause each other Loan Party to maintain, its Intellectual Property in accordance with the provisions of the Collateral Documents.

(b)           Maintain, and cause each other Loan Party and each of its Subsidiaries to maintain, with responsible insurance companies, such insurance coverage as shall be required by Applicable Laws, and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; provided that in any event, such insurance shall insure against all risks and liabilities of the type insured against as of the Closing Date and shall have insured amounts no less than, and deductibles no higher than, those amounts provided for as of the Closing Date. Upon request of the Agent or the Lender and to the extent not previously delivered to the Agent or Lender, the Borrower shall furnish to the Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Borrower and each other Loan Party; provided, however, that except during the continuance of an Event of Default, such certificate shall not be requested more than once during a calendar year. Holdings and the Borrower shall cause each issuer of an insurance policy to provide the Agent with an endorsement (i) showing the Agent as a lenders’ loss payee with respect to each policy of property or casualty insurance and naming the Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice will be given to the Agent prior to any cancellation of such policy and (iii) reasonably acceptable in all other respects to the Agent.

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(c)           Unless the Borrower provides the Agent with evidence of the continuing insurance coverage required by this Agreement, the Agent may purchase insurance (to the extent of such insurance coverage as shall be required by clause (b) above) at the Borrower’s expense to protect the Agent’s and the Lender’s interests in the Collateral. This insurance may, but need not, protect the Borrower’s and each other Loan Party’s interests. The coverage that the Agent purchases may, but need not, pay any claim that is made against the Borrower or any other Loan Party in connection with the Collateral. The Borrower may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that the Borrower has obtained the insurance coverage required by this Agreement. If the Agent purchases insurance for the Collateral, as set forth above, the Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of such insurance may be added to the principal amount of either Loan owing hereunder as determined by the Agent in its sole discretion.

(d)           To, and to cause each Loan Party and each of its Subsidiaries to: (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to its business; (ii) promptly advise the Agent in writing of material infringement of which it is aware by a third party of its Intellectual Property; and (iii) not allow any Intellectual Property material to its business to be abandoned, forfeited or dedicated to the public without the Agent’s prior written consent.

6.4           Compliance with Laws and Contractual Obligations; Payment of Taxes and Liabilities. (a) Comply, and cause each other Loan Party and each of its Subsidiaries to comply, with all Applicable Laws   and all indentures, agreements and other instruments binding upon it or its property, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party and each of its Subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls a Loan Party or one of its Subsidiaries is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC, the United States Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulation or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order 13224, any related enabling legislation or any other similar executive orders; (c) without limiting clause (a) above, comply and cause each other Loan Party and each of its Subsidiaries to comply, with all applicable Bank Secrecy Act and anti-money laundering laws and regulations; and (d) timely prepare and file all Tax Returns required to be filed by Applicable Law and pay, and cause each other Loan Party and each of its Subsidiaries to pay, prior to delinquency, all Taxes against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Borrower, any other Loan Party or any of their Subsidiaries to pay any such Tax or charge so long as it shall promptly contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

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6.5           Maintenance of Existence. Maintain and preserve, and (subject to Section 7.4) cause each other Loan Party and each of its Subsidiaries to maintain and preserve, (a) its existence and good standing (as applicable) in the jurisdiction of its organization and (b) its qualification to do business and good standing (as applicable) in each jurisdiction where the nature of its business makes such qualification necessary, except, in each case, as not prohibited hereunder and as would not reasonably be expected to have Material Adverse Effect.

6.6           Environmental Matters. If any release or disposal of Hazardous Substances shall occur or shall have occurred on or from any real property of any Loan Party or any of its Subsidiaries, cause, or direct the applicable Loan Party or Subsidiary to cause, the prompt containment and removal of such Hazardous Substances and the remediation of such real property as is necessary to comply with all Environmental Laws except as would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Holdings and the Borrower shall, and shall cause each other Loan Party and Subsidiary to, comply with each Applicable Law and judicial or administrative order requiring the performance at any real property by any Loan Party or any of its Subsidiaries of activities in response to the release or threatened release of a Hazardous Substance. If any violation of any Environmental Law shall occur or shall have occurred at any real property or any other assets of any Loan Party or any of its Subsidiaries or otherwise in connection with their operations, cause, or direct the applicable Loan Party or Subsidiary to cause, the prompt correction of such violation.

6.7           Further Assurances.

(a)           Further Assurances. Promptly upon request by the Agent, take, and cause each other Loan Party and each of its Subsidiaries to take, such additional actions as the Agent may reasonably require from time to time in order (i) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests, whether now owned or hereafter acquired, covered or intended to be covered by any of the Collateral Documents, (ii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iii) to assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and the Lender the rights granted or now or hereafter intended to be granted to the Agent and the Lender under any Loan Document.

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(b)           Additional Subsidiaries. Without limiting the generality of the foregoing and except as otherwise approved in writing by the Lender, cause, and cause each of the Loan Parties to cause, each of their Subsidiaries (including any such Subsidiary formed or acquired after the Closing Date) other than CFCs to the extent a guaranty of the Obligation by such CFCs could reasonably be expected to result in a material adverse tax consequence for Holdings or the Borrower under Section 956 of the IRC, to guaranty the Obligations and cause each such Subsidiary to grant to the Agent, for the benefit of the Agent and the Lender, a security interest in, subject to the limitations set forth herein or set forth in the Guarantee and Collateral Agreement, all of such Subsidiary’s property to secure such guaranty, in each case pursuant to the execution and delivery of a joinder to the Guarantee and Collateral Agreement and such other documents as may be reasonably requested, each in form and substance reasonably satisfactory to the Agent. Furthermore and except as otherwise approved in writing by the Lender, Holdings and the Borrower shall, and shall cause each of its Subsidiaries (including, any such Subsidiary formed or acquired after the Closing Date) to, pledge (i) all of the Capital Stock of each of its Subsidiaries that are not CFCs and (ii)(A) all of the nonvoting Capital Stock of each of its Subsidiaries that are CFCs, and (B) 65% of the voting Capital Stock of each of its Subsidiaries that are CFCs if the pledge of a greater percentage of such voting Capital Stock could reasonably be expected to result in a material adverse tax consequence for Holdings or the Borrower under Section 956 of the IRC (and 100% of such voting Capital Stock if no such material adverse tax consequence could reasonably be expected), to the Agent, for the benefit of the Lender, to secure the Obligations, in each case pursuant to documents in form and substance reasonably satisfactory to the Agent. In connection with each pledge of Capital Stock that is certificated, as promptly as practicable, Holdings, the Borrower and each other Loan Party shall deliver, or cause to be delivered, to the Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank, in each case pursuant to documents in form and substance satisfactory to the Agent.

(c)           Collateral Access Agreements. The Borrower and each other Loan Party shall be under an ongoing obligation to obtain a Collateral Access Agreement from the lessor of each leased property and bailee in possession of any Collateral with a book value in excess of $100,000 with respect to each location in the United States where any Collateral is stored or located (other than hospital or acute care sites on which CareView Systems are installed), which Collateral Access Agreement shall be in form and substance reasonably satisfactory to the Agent.

(d)           Intellectual Property. Without limiting the requirements of the Collateral Documents, in the event that any Loan Party shall acquire, develop, or otherwise obtain, register or seek to register any Patent, Copyright, Trademark, or other Intellectual Property with any United States Governmental Authority, or obtain, register or seek to register any application for, or license in respect of, any of the foregoing, Holdings and the Borrower shall notify the Agent, in the case of an application to register a Copyright, within five (5) Business Days thereof, and in the case of any other application seeking to register or apply for Intellectual Property, on a quarterly basis concurrently with the delivery of the reports required under Section 6.1.2, and shall promptly thereafter execute and deliver to the Agent, for the benefit of the Lender, such Intellectual Property security agreements, other Collateral Documents or other documents as the Agent may request in order to secure and perfect the security interest in respect of such Intellectual Property (it being understood that this sentence only applies to registered Intellectual Property).

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(e)           Registered Intellectual Property. Holdings and Borrower shall (i) take any and all actions, and prepare, execute, deliver and file any and all agreements, documents and instruments, that are reasonably necessary or desirable to preserve and maintain the Registered Intellectual Property (including Borrower’s rights as an exclusive licensee under the Intelliview License Agreement), including payment of applicable maintenance fees or annuities, and (ii) prosecute any corrections, substitutions, reissues, reviews and reexaminations of Patents included in the Registered Intellectual Property.

6.8           Conference Calls. After delivery of the financial statements pursuant to Sections 6.1.1 and 6.1.2, at the request of the Agent, cause the chief financial officer of Holdings to participate in conference calls with the Agent and the Lender to discuss, among other things, the financial condition of the Loan Parties and any financial or earnings reports.

6.9           Tranche One Milestone Notice. As promptly as practicable and in any event within three (3) Business Days after the satisfaction of the Tranche One Milestone, Holdings and the Borrower shall deliver to Agent the Tranche One Milestone Notice.

6.10         Tranche Two Milestone Notice. As promptly as practicable and in any event within three (3) Business Days after the satisfaction of the Tranche Two Milestone, Holdings and the Borrower shall deliver to Agent the Tranche Two Milestone Notice.

6.11         Post-Closing Obligations.

(a)           Insurance. Within 15 days after the Closing Date, Holdings shall deliver endorsements naming the Agent as lenders’ loss payee and/or additional insured, as applicable, in form and substance reasonably acceptable to the Agent for the insurance policies required by Section 6.3(b).

(b)           Collateral Access Agreement. Holdings shall use commercially reasonable efforts to deliver within 30 days of the request by the Agent therefor a Collateral Access Agreement from the lessor of each leased property and bailee in possession of any Collateral with a book value in excess of $100,000 with respect to each location in the United States where any Collateral is stored or located (other than hospital or acute care sites on which CareView Systems are installed), which Collateral Access Agreement shall be in form and substance reasonably satisfactory to the Agent as required by Section 6.7(c). The Agent hereby requests the delivery of a Collateral Access Agreement for the premises leased by the Borrower and located at 405 State Highway 121, Suite B-240, Lewisville, TX 75067.

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Section 7.              Negative Covenants. Until the Obligations are Paid in Full, each of Holdings and the Borrower agrees that, unless at any time the Agent, on behalf of the Lender, shall otherwise expressly consent in writing (such consent to be withheld in the Lender’s sole discretion), it will:

7.1           Debt. Not, and not suffer or permit any Loan Party or any other Subsidiary, to, create, incur, assume or suffer to exist any Debt, except:

(a)           Obligations under this Agreement and the other Loan Documents;

(b)           Debt in respect of Capital Leases and purchase money Debt, in each case incurred in the ordinary course of business for the purpose of financing all or any part of the cost of acquiring, repair, construction or improvement of fixed or capital assets; provided that the aggregate principal amount of all such Debt at any time outstanding shall not exceed $1,000,000;

(c)           (i) Debt of the Borrower to any Loan Party that is a Wholly-Owned Subsidiary or Debt of any Loan Party that is a Wholly-Owned Subsidiary to the Borrower or another Loan Party that is a Wholly-Owned Subsidiary; provided that all such Debt in this clause (i) shall be evidenced by a global intercompany demand note in form and substance satisfactory to the Agent and pledged and delivered to the Agent pursuant to the applicable Collateral Document as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations hereunder in a manner satisfactory to the Agent; (ii) Debt of a Loan Party to a non-Loan Party permitted by Section 7.10(a)(ii); and (iii) Debt of any Wholly-Owned Subsidiary that is not a Loan Party to another Wholly-Owned Subsidiary that is not a Loan Party;

(d)           Debt existing as of the Closing Date and described in Section 7.1 of the Disclosure Letter (other than the HealthCor Obligations), and any Permitted Refinancing thereof;

(e)           Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 7.4;

(f)           HealthCor Obligations in an aggregate principal amount not to exceed the aggregate principal amount of the HealthCor Notes outstanding as of the Closing Date, plus accrued interest thereon that is paid-in-kind and added to the principal balance thereof in accordance with the terms of the HealthCor Debt Documents, and any Permitted Refinancing thereof so long as concurrently with the closing of any such Permitted Refinancing the lenders or investors (or any agent with the power to enter into a binding obligation on behalf of such lenders or investors) in respect of such Permitted Refinancing enter into an intercreditor agreement satisfactory in form and substance to the Agent;

(g)           Debt incurred in connection with the financing of insurance premiums in the ordinary course of business;

(h)           Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within two (2) Business Days of notice to Holdings, the Borrower or the relevant Subsidiary of its incurrence;

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(i)           guaranties by the Borrower of the Debt of any Loan Party that is a Wholly-Owned Subsidiary or guaranties by any Subsidiary of the Debt of the Borrower in each case so long as such Debt is otherwise permitted under Section 7.1(a) or (b);

(j)           reimbursement obligations under corporate credit cards not to exceed $750,000 in the aggregate at any time; and

(k)           other unsecured Debt in an amount not to exceed $250,000 in the aggregate at any time outstanding.

7.2           Liens. Not, and not suffer or permit any Loan Party or any other Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)           Liens arising under the Loan Documents;

(b)           Liens for Taxes or other governmental charges not at the time delinquent or thereafter payable without penalty, or being diligently contested in good faith by appropriate proceedings and for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(c)           (i) Liens of carriers, warehousemen, mechanics, customs brokers, landlords and materialmen and other similar Liens imposed by law and (ii) Liens consisting of pledges or deposits incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP;

(d)           Liens existing as of the Closing Date and described in Section 7.2 of the Disclosure Letter (other than Liens securing the HealthCor Obligations);

(e)           Liens securing Debt permitted by Section 7.1(b); provided, however, that any such Lien (i) attaches only to the property being leased or financed and any accessions thereto and proceeds thereof and (ii) attaches to such property within 30 days of the acquisition thereof and attaches solely to the property so acquired and any accessions thereto and proceeds thereof;

(f)           Liens securing the HealthCor Obligations permitted by Section 7.1(f), provided that such Liens are subject to the terms of the Intercreditor Agreement, and Liens securing any Permitted Refinancing of the HealthCor Obligations so long as such Permitted Refinancing is incurred in compliance with Section 7.1(f);

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(g)           attachments, appeal bonds, judgments and other similar Liens in connection with judgments the existence of which do not constitute an Event of Default;

(h)           easements, encroachments, rights of way, leases, subleases, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Holdings, the Borrower or any Subsidiary;

(i)           any interest or title of a lessor or sublessor under any lease (other than a Capital Lease) or of a licensor or sublicensor under any license, in each case permitted by this Agreement;

(j)           leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business which do not interfere in any material respect with, or materially detract from the value of, the business of Holdings and its Subsidiaries, taken as a whole, as determined by the Borrower in its good faith business judgment;

(k)           Liens arising from precautionary uniform commercial code financing statements filed under any lease (other than a Capital Lease) permitted by this Agreement;

(l)           bankers’ liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses;

(m)           Liens consisting of pledged cash securing Debt permitted by Section 7.1(j); and

(n)           the replacement, extension or renewal of any Lien permitted by clause (d) above upon or in the same property subject thereto arising out of the Permitted Refinancing of the Debt secured thereby.

7.3           Restricted Payments. Not, and not suffer or permit any Loan Party or any other Subsidiary to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Capital Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Capital Stock now or hereafter outstanding (including the Capital Stock that comprises any Investment in a joint venture in which a Subsidiary is a stockholder or partner) or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Debt that is subordinated by its terms to the payment of the Obligations (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”), except:

(a)           any Subsidiary may declare and pay dividends to, repay intercompany debt owed to, and make internal profit-sharing payments to, (i) the Borrower, (ii) any other Loan Party that is a Wholly-Owned Subsidiary or (iii) so long as such Subsidiary is not a Loan Party, any other Subsidiary that is not a Loan Party;

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(b)           any Loan Party may purchase, redeem or acquire for value any Capital Stock or Stock Equivalents issued by any Loan Party that is a Wholly-Owned Subsidiary;

(c)           each Loan Party may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Loan Party;

(d)           Holdings may make cash payments in lieu of the issuance of fractional shares upon conversion or in connection with the exercise of warrants or similar securities;

(e)           Holdings may make repurchases of Capital Stock from any present or former employee, director, officer or consultant (or the assigns, estate, heirs or current or former spouses thereof) upon the death, disability or termination of employment of such employee, director, officer or consultant, pursuant to a stock repurchase program approved by the Board of Directors of Holdings, provided that such repurchases do not exceed $1,000,000 in the aggregate during the term of this Agreement;

(f)           the Borrower may make Restricted Payments to Holdings to the extent necessary to permit Holdings to pay general administrative costs and expenses (which may include out-of-pocket legal, accounting and filing costs, other reasonable and customary corporate overhead expenses incurred in the ordinary course of business and customary transaction-based fees and expenses of third-party investment bankers and advisers for services rendered to Holdings relating to Holdings and its Subsidiaries), so long as Holdings applies the amount of any such Restricted Payment for such purpose within 90 days of receipt;

(g)           the Borrower may make Restricted Payments to Holdings to the extent necessary to permit Holdings to discharge the consolidated, combined or similar tax liabilities of Holdings and its Subsidiaries or other fees necessary to maintain the legal existence of Holdings, in each case so long as Holdings applies the amount of any such Restricted Payment for such purpose;

(h)           payments in respect of the HealthCor Obligations permitted by the terms of the Intercreditor Agreement, and any dividend by the Borrower to Holdings in order to permit Holdings to make such payments; and

(i)            the conversion of the HealthCor Debt Obligations into, or the exchange of the HealthCor Debt Obligations for, Capital Stock of Holdings other than Disqualified Capital Stock, together with cash in lieu of fractional shares of such Capital Stock in an amount not to exceed $50,000.

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For the avoidance of doubt, Investments permitted by Section 7.10 shall not constitute Restricted Payments.

7.4           Mergers; Consolidations; Asset Sales.

(a)           Not, and not suffer or permit any Loan Party or any other Subsidiary to, be a party to any merger, consolidation or amalgamation, except for any such merger or consolidation (i) of any Subsidiary into (A) the Borrower (so long as the Borrower survives such merger), (B) any Loan Party that is a Wholly-Owned Subsidiary (so long as such Loan Party that is a Wholly-Owned Subsidiary survives such merger), or (C) so long as such Subsidiary is not a Loan Party, any Wholly-Owned Subsidiary that is not a Loan Party, or (ii) in which the Obligations shall be Paid in Full prior to or concurrently with the consummation of such transaction.

(b)           Not, and not suffer or permit any Loan Party or any other Subsidiary to, sell, transfer, dispose of, convey, lease or license any of its assets (including Intellectual Property) or the Capital Stock of any Loan Party or any other Subsidiary, or sell or assign with or without recourse any receivables (any such transaction, a “Disposition”), except:

(i)           Dispositions of inventory, worn-out or surplus equipment, all in the ordinary course of business;

(ii)          the abandonment or other Disposition of Intellectual Property that is no longer useful or material to the conduct of the business of any Loan Party as determined by such Loan Party in its reasonable business judgment;

(iii)         Dispositions of cash and Cash Equivalent Investments;

(iv)         non-exclusive licenses, sublicenses, leases or subleases (including any non-exclusive license or sublicense of Intellectual Property) granted to third parties in the ordinary course of business not interfering with the business of the Loan Parties in any material respect, as determined by the Borrower in its reasonable business judgement;

(v)          the granting of Liens permitted under Section 7.2, Restricted Payments permitted by Section 7.3, transactions permitted by Section 7.4(a) and Investments permitted by Section 7.10;

(vi)         Dispositions as a result of any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party; provided that the proceeds thereof are promptly applied to replace such assets;

(vii)        other Dispositions not to exceed $100,000 per year;

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(viii)       Dispositions among the Loan Parties; and

(ix)          Dispositions in which the Obligations shall be Paid in Full prior to or concurrently with the consummation of such transaction.

7.5           Modification of Organizational Documents; HealthCor Debt Documents. Not (a) waive, amend or modify, and not suffer or permit any waiver, amendment or modification of, any term of the charter, limited liability company agreement, partnership agreement, articles of incorporation, by-laws or other organizational documents of Holdings, the Borrower or any other Loan Party or any Subsidiary, in each case except for those amendments and modifications that do not materially adversely affect the interests of the Agent or the Lender under the Loan Documents or in the Collateral (it being understood and agreed that any adverse impact on the effectiveness or validity of any Collateral Document or the Liens granted to the Agent thereunder shall each be deemed to materially adversely affect such interests of the Agent and the Lender) or (b) amend, or permit to be amended, the terms of the limited liability company operating agreement of CareView Operations, L.L.C., a Texas limited liability company and a Wholly-Owned Subsidiary of Borrower, to provide that the limited liability company interests of such issuer shall be treated as securities governed by Chapter 8 of the Uniform Commercial Code as in effect from time to time in the State of Texas.

Notwithstanding the foregoing, each Loan Party may change its name, provided that such Loan Party (i) gives at least ten (10) days’ prior written notice to the Agent and (ii) concurrently with the effectiveness of such name change, delivers to the Agent for filing properly completed Uniform Commercial Code financing statements reflecting the new name and any other filings and documents required by law or the Loan Documents to provide the Agent with a continuing, perfected first priority Liens (subject only to Permitted Liens) in the Collateral owned by such Loan Party. Holdings and the Borrower shall not, and shall not permit any Loan Party or any other Subsidiary to, amend, modify or otherwise change the terms of the HealthCor Debt Documents in a manner prohibited by the terms of the Intercreditor Agreement.

7.6           Use of Proceeds. Not use the proceeds of the Loan for any purposes other than solely as expressly provided in Section 2.1.2.

7.7           Transactions with Affiliates. Not, and not suffer or permit any Loan Party or any other Subsidiary to, enter into any transaction or arrangement with any Affiliate of the Borrower, of any such Loan Party or of any such Subsidiary, except:

(a)           Restricted Payments permitted by Section 7.3, intercompany loans among Loan Parties permitted by Section 7.1(c), transactions permitted by Section 7.4(a) and Investments permitted by Section 7.10(a) and (b);

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(b)           transactions that are consummated on arm’s-length terms, approved by the Board of Directors of Holdings;

(c)           payment of compensation and benefits (including customary indemnities) to officers, directors and employees of the Loan Parties or a Subsidiary for actual services rendered to the Loan Parties or such Subsidiary in the ordinary course of business; and

(d)           Investments permitted pursuant to Section 7.10(h) and (i).

7.8           Inconsistent Agreements. Not, and not suffer or permit any other Loan Party or any other Subsidiary to, enter into any agreement containing any provision which would (i) prohibit the Borrower or any other Loan Party from granting to the Agent and the Lender a Lien on any of its assets that constitute Collateral or prohibit any other Subsidiary from granting to the Agent and the Lender a Lien on any of its assets or (ii) other than pursuant to the Loan Documents, create or permit to exist or become effective any encumbrance or restriction on the ability of any other Subsidiary to (x) pay dividends or make other distributions to the Borrower or any Wholly-Owned Subsidiary, or pay any Debt owed to the Borrower or any Wholly-Owned Subsidiary, (y) make loans or advances to the Borrower or any Wholly-Owned Subsidiary or (z) transfer any of its assets or properties to the Borrower or any Wholly-Owned Subsidiary, except, in each case above: (a) negative pledges and restrictions on Liens in favor of any holder of Debt under agreements permitted under Section 7.1(b), (d), and (j) but solely to the extent any negative pledge or limitation on Liens relates to the property that is the subject of such Debt or applicable agreement or the cash securing such obligations and the proceeds and products thereof, (b) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (c) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (d) prohibitions and limitations that exist pursuant to Applicable Law and (e) the prohibitions and limitations set forth in the HealthCor Debt Documents as in existence on the Closing Date or as may be amended pursuant to the terms hereof and of the Intercreditor Agreement.

7.9           Business Activities. Not, and not suffer or permit any Loan Party to, engage in any line of business other than the businesses described in Holdings’ Form 10-K filed with the SEC via the EDGAR System on March 31, 2015 engaged in on the Closing Date and businesses reasonably related thereto.

7.10         Investments. Not, and not suffer or permit any Loan Party or any other Subsidiary to, make or permit to exist, any Investment in any other Person, except the following:

(a)           Investments (i) between or among the Borrower and the Loan Parties that are Wholly-Owned Subsidiaries; (ii) by Subsidiaries that are not Loan Parties in Loan Parties; provided that such Investments permitted by this clause (ii) shall be limited to unsecured Debt subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of a subordination agreement acceptable to Agent; (iii) by Subsidiaries that are not Loan Parties in Subsidiaries that are not Loan Parties; and (iv) by Holdings in the Borrower

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(b)           Investments constituting Debt permitted by Section 7.1(c);

(c)           Contingent Obligations constituting Debt permitted by Section 7.1;

(d)           Cash and Cash Equivalent Investments;

(e)           Investments existing as of the Closing Date and set forth in Section 7.10 of the Disclosure Letter;

(f)           extensions of trade credit in the ordinary course of business;

(g)           notes payable, or stock or other securities issued by an account debtor pursuant to settlement in the ordinary course of business of such account debtor’s accounts receivable owing to Holdings or its Subsidiaries;

(h)           Investments consisting of non-cash loans to employees, officers, directors or consultants for the purpose of purchasing Capital Stock of Holdings so long as the proceeds of such loans are used entirely to pay the purchase price of such Capital Stock;

(i)            Investments consisting of loans or advances to employees, officers and directors of a Loan Party for reasonable travel and entertainment expenses and reasonable relocation costs and expenses and other ordinary business purposes; provided, however, that the aggregate outstanding principal amount of all loans permitted pursuant to this clause (i) shall not exceed $250,000 at any time; and

(j)            other Investments in an aggregate amount not to exceed $250,000 at any time outstanding.

7.11         Fiscal Year. Not, and not suffer or permit any other Loan Party to, change its Fiscal Year without the prior written consent of the Agent.

7.12         Deposit Accounts and Securities Accounts. Not, and not suffer or permit any Loan Party to, maintain or establish any deposit account or securities account other than the deposit accounts and securities accounts set forth in Section 7.12 of the Disclosure Letter without prior written notice to the Agent and unless the Agent, the Borrower or such other applicable Loan Party and the bank or securities intermediary at which such deposit account or securities account, as applicable, is to be opened or maintained enter into a Control Agreement regarding such deposit account or securities account, as applicable, on terms reasonably satisfactory to the Agent.

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7.13           Sale-Leasebacks. Not, and not suffer or permit any Loan Party or any other Subsidiary to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

7.14           Hazardous Substances. Not, and not suffer or permit any other Loan Party or any of its Subsidiaries to, cause or suffer to exist any release of any Hazardous Substances at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Loan Party or any of its Subsidiaries that would violate any Environmental Law, form the basis for any Environmental Claims or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Loan Party), other than such violations, Environmental Claims and effects that would not, in the aggregate, be reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, under no circumstances will any Loan Party cause or suffer to exist any disposal of any Hazardous Substances at, on, under or in any real property owned, leased, subleased, or otherwise operated or occupied by any Loan Party.

7.15           ERISA Liability. Not suffer or permit any liability under ERISA and the sponsorship of any “pension plan” or any liability subject to Title IV of ERISA.

7.16           Liquidity. Not suffer or permit Liquidity to be less than $3,250,000 at any time.

7.17           Permitted Activities of Holdings. Holdings shall not engage in any business, operations or activity, or hold any property, other than (i) holding Capital Stock of the Borrower, CareView Operations, L.L.C., a Texas limited liability company, CareView Hillcrest JV, and CareView Saline JV, (ii) issuing, selling and converting its own Capital Stock, (iii) paying taxes (and participating in tax, accounting and other administrative matters as a member of a consolidated group), (iv) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (v) preparing reports to, and preparing and making notices to and filings with, the SEC, other Governmental Authorities and its stockholders, (vi) receiving, and holding proceeds of, Restricted Payments from the Borrower, and making Restricted Payments, each to the extent permitted by Section 7.3, (vii) the performance of its obligations with respect to the Loan Documents and the HealthCor Debt Documents, (viii) providing indemnification to its officers and directors, (ix) the making of Investments in the Borrower, (x) opening deposit accounts and security accounts permitted by Section 7.12; (xi) ownership of Intellectual Property and (xii) any activities incidental or related to the businesses, operations or activities described in clauses (i) through (xi); provided, that in no event shall Holdings create or acquire any Subsidiary (other than Borrower) that is not also a Subsidiary of Borrower.

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Section 8.	Events of Default; Remedies.

8.1          Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

8.1.1       Non-Payment of Credit Agreement. (a) Any default in the payment when due of the principal of any Loan, or (b) any default not cured within three (3) Business Days in the payment when due of any interest, fee, or other amount payable hereunder, including any payment in respect of any amount due under any other Loan Document, shall occur.

8.1.2       No Default Under Other Debt; Material Contracts.

(a)           Any default shall occur under the terms applicable to any Debt (other than the Obligations and the HealthCor Obligations) of any Loan Party or any of its Subsidiaries having an aggregate principal amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $500,000 and such default shall result in the acceleration of the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require the Borrower, any other Loan Party or any of their Subsidiaries to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its scheduled maturity.

(b)           Any “Event of Default” (as defined in any of the HealthCor Debt Documents) by any Loan Party shall occur in respect of the HealthCor Obligations.

(c)           Any breach or non-performance of, or any default under, any material agreement, indenture, instrument or other document of any Loan Party or any of its Subsidiaries shall have occurred.

8.1.3       Bankruptcy; Insolvency. (i) Any Loan Party or any of its Subsidiaries becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; (ii) any Loan Party or any of its Subsidiaries commences any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (iii) there shall be commenced against any Loan Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (ii) above that (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed or undischarged for a period of 60 days; (iv) there shall be commenced against any Loan Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (v) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (ii), (iii) or (iv) above; or (vi) any Loan Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors.

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8.1.4       Non-Compliance with Loan Documents. (a) Failure by Holdings or the Borrower to comply with or to perform any covenant set forth in Sections 6.1, 6.5, 6.8, 6.9, 6.10 and 7; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document applicable to it (and not constituting an Event of Default under any other provision of this Section 8), and continuance of such failure described in this clause (b) for 30 days.

8.1.5       Representations; Warranties. Any representation or warranty made by or in respect of any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect (without duplication of any materiality qualifier contained therein), or any schedule, certificate, financial statement, report, notice or other writing furnished by or on behalf of any Loan Party to the Agent or the Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

8.1.6       Judgments.

(a)           Final judgment or judgments for the payment of money aggregating in excess of $500,000 shall be rendered against any Loan Party or any of its Subsidiaries and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments, or shall not have been discharged within 30 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit-worthy party shall not be included in calculating the $500,000 amount set forth above so long as Holdings provides the Agent a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Agent) to the effect that such judgment is covered by insurance or an indemnity and that Holdings will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment; or

(b)           One or more non-monetary judgments, orders or decrees shall be rendered against any one or more of the Loan Parties or any of their respective Subsidiaries which has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

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8.1.7        Invalidity of Collateral Documents. Any Collateral Document shall cease to be in full force and effect; or any Loan Party shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

8.1.8        Invalidity of Subordination Provisions. Any subordination provision in any document or instrument governing Debt that is intended to be subordinated to the Obligations or any subordination provision in any subordination agreement that relates to any such Debt, or any subordination provision in any guaranty by any Loan Party of any such Debt, shall cease to be in full force and effect, or any Person (including the holder of any applicable Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

8.1.9        Change of Control. (a) A Change of Control shall occur, or (b) a “Change of Control” or other similar event shall occur, as defined in, or under, any indenture, agreement, instrument or other documentation evidencing or otherwise relating to any Debt in excess of $500,000.

8.2          Remedies. If any Event of Default described in Section 8.1.3 shall occur, the Loans and all other Obligations shall become immediately due and payable and all outstanding Commitments shall terminate, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Agent may, and upon the written request of the Lender shall, declare all or any part of the Loans and other Obligations to be due and payable and/or all or any part of the Commitments then outstanding to be terminated, whereupon the Loans and other Obligations shall become immediately due and payable (in whole or in part, as applicable), and such Commitments shall immediately terminate (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind. Any cash collateral delivered hereunder shall be applied by the Agent to any remaining Obligations and any excess remaining after the Obligations shall have been Paid in Full shall be delivered to the Borrower or as a court of competent jurisdiction may elect. Upon the declaration of the Obligations to be, or the Obligations becoming, due and payable pursuant to this Section 8.2 such Obligations shall bear interest at the Default Rate as provided in Section 2.3.1.

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Section 9.	The Agent.

9.1           Appointment; Authorization. Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with the Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

9.2           Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

9.3           Limited Liability. None of the Agent or any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to the Lender for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Loan Party or any other party to any Loan Document to perform its Obligations hereunder or thereunder. The Agent shall not be under any obligation to the Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or Affiliate of any Loan Party.

9.4           Successor Agent. The Agent may resign as the Agent at any time upon 10 days’ prior notice to the Lender and the Borrower. If the Agent resigns under this Agreement, the Lender shall, with (so long as no Event of Default has occurred and is continuing) the consent of the Borrower (which shall not be unreasonably withheld or delayed), appoint a successor agent for the Lender. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, on behalf of the Lender after consulting with the Lender and (so long as no Event of Default has occurred and is continuing) the Borrower, a successor agent. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “the Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as the Agent shall be terminated. After the Agent’s resignation hereunder as the Agent, the provisions of this Section 9 and Sections 10.4 and 10.5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor agent has accepted appointment as the Agent by the date which is 30 days following a retiring the Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lender shall perform all of the duties of the Agent hereunder until such time as the Lender shall appoint a successor agent as provided for above.

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9.5           Collateral Matters. Lender irrevocably authorizes the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent under any Collateral Document (i) when all Obligations have been Paid in Full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder (it being agreed and understood that the Agent may conclusively rely without further inquiry on a certificate of an officer of Holdings or the Borrower as to the sale or other disposition of property being made in compliance with this Agreement); or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by the Lender. The Agent shall have the right, in accordance with the Collateral Documents, to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Obligations.

9.6           Collateral Agent. Lender hereby appoints PDL BioPharma, Inc. as its collateral agent under the Guarantee and Collateral Agreement and agrees that in so acting PDL BioPharma, Inc. will have all the rights, protections, exculpations, indemnities and other benefits provided to PDL BioPharma, Inc. under Section 9 hereof, and authorizes and directs PDL BioPharma, Inc. to take or refrain from taking any and all action that it deems necessary or advisable in fulfilling its role as Collateral Agent under the Guarantee and Collateral Agreement.

Section 10.	Miscellaneous.

10.1         Waiver; Amendments. No delay on the part of the Agent or the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, the Notes or any of the other Loan Documents (or any subordination and intercreditor agreement or other subordination provisions relating to any other Debt) shall in any event be effective unless the same shall be in writing and approved by the Agent and the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No provision of Section 9 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent.

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10.2           Notices. All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 10.2 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile or other electronic transmission shall be deemed to have been given when sent; notices sent to the Loan Parties by mail shall be deemed to have been given three (3) Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.

10.3           Costs; Expenses. The Borrower agrees to pay within five (5) Business Days of receipt of a reasonably detailed invoice (a) all reasonable out-of-pocket and documented costs and expenses of the Agent and the Lender (including Legal Costs) in connection with the administration (including perfection and protection of Collateral subsequent to the Closing Date) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any proposed or actual amendment, supplement or waiver to any Loan Document), and (b) all out-of-pocket costs and expenses (including Legal Costs) incurred by the Agent and the Lender in connection with the collection of the Obligations and enforcement of this Agreement, the other Loan Documents or any such other documents. All Obligations provided for in this Section 10.3 shall survive repayment of the Loan, cancellation of the Notes and termination of this Agreement.

10.4           Indemnification by the Borrower. In consideration of the execution and delivery of this Agreement by the Agent and the Lender and the agreement to extend the Commitments provided hereunder, the Borrower hereby agrees to indemnify, exonerate and hold the Agent, the Lender and each of the officers, directors, employees, Affiliates, controlling persons, advisors and agents of the Agent and the Lender (each, a “Lender Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities (including, without limitation, strict liabilities), obligations, damages, penalties, judgments, fines, disbursements, expenses and costs, including Legal Costs (collectively, the “Indemnified Liabilities”), incurred by the Lender Parties or asserted against the Lender Party by any Person (including in connection with any action, suit or proceeding brought by any Loan Party or any Lender Party) as a result of, or arising out of, or relating to the execution, delivery, performance, administration or enforcement of this Agreement or any other Loan Document, the use of proceeds of the Loans, or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party, except to the extent any such Indemnified Liabilities result from the applicable Lender Party’s own gross negligence, willful misconduct or material breach of any Loan Document, in each case as determined by a court of competent jurisdiction in a final, non-appealable determination. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. All Obligations provided for in this Section 10.4 shall survive repayment of the Loan, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

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10.5           Marshaling; Payments Set Aside. Neither the Agent nor the Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower or any other Loan Party makes a payment or payments to the Agent or the Lender, or the Agent or the Lender enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or the Lender in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (a) to the extent of such recovery, the obligation hereunder or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and (b) the Lender severally agrees to pay to the Agent upon demand its ratable share of the total amount so recovered from or repaid by the Agent to the extent paid to such Lender.

10.6           Nonliability of the Lender. The relationship between the Borrower on the one hand and the Lender and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor the Lender shall have any fiduciary responsibility to the Borrower or any other Loan Party. Neither the Agent nor the Lender undertakes any responsibility to the Borrower or any other Loan Party to review or inform (including payment of all outstanding principal) the Borrower or any other Loan Party of any matter in connection with any phase of the Borrower’s or any other Loan Party’s business or operations. Execution of this Agreement by Holdings and the Borrower constitutes a full, complete and irrevocable release of any and all claims which Holdings or the Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. None of Holdings, the Borrower, the Agent or the Lender shall have any liability with respect to, and Holdings, the Borrower, the Agent and the Lender each hereby waives, releases and agrees not to sue for, any special, indirect, punitive or consequential damages or liabilities.

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10.7           Confidentiality. The Agent and the Lender agree to maintain as confidential all information provided to them and designated as confidential by any Loan Party, except that the Agent and the Lender may disclose such information (a) to Persons employed or engaged by the Agent or the Lender or any of their Affiliates (including collateral managers of the Lender) in evaluating, approving, structuring or administering the Loan and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 10.7 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or as reasonably believed by the Agent or the Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Agent’s or the Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Agent or the Lender is a party; (f) to any nationally recognized rating agency or investor of the Lender that requires access to information about the Lender’s investment portfolio in connection with ratings issued or investment decisions with respect to the Lender; (g) that ceases to be confidential through no fault of the Agent or the Lender (or their Affiliates or Persons employed by them); or (h) to a Person that is an investor or prospective investor in the Agent or any of its Affiliates; provided, that, with respect to clauses (a), (b) and (h), the Agent or the Lender may disclose such information to the extent that such Person or assignee, as applicable, agrees to be bound by provisions substantially similar to the provisions of this Section 10.7.

10.8           Captions. Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

10.9           Nature of Remedies. All Obligations of the Loan Parties and rights of the Agent and the Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by Applicable Law. No failure to exercise and no delay in exercising, on the part of the Agent or the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.10         Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by facsimile or electronic transmission (including PDF) of any executed signature page to this Agreement or any other Loan Document shall constitute effective delivery of such signature page.

10.11         Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

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10.12           Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by Holdings or the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Lender

10.13           Successors; Assigns. This Agreement shall be binding upon the Borrower, each other Loan Party party hereto, the Lender and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, each other Loan Party party hereto, the Lender and the Agent and the successors and assigns of the Lender and the Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Borrower and each other Loan Party party hereto may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Agent and the Lender. The Lender may sell, transfer, or assign any or all of its rights and obligations hereunder to any Person acceptable to the Lender pursuant to assignment documentation reasonably acceptable to Lender and such assignee; provided, however, that so long as no Event of Default has occurred and is continuing, the Lender shall not assign or transfer any of its rights and obligations hereunder to any Person which is a direct competitor of Holdings or the Borrower (as reasonably determined by Agent) without Holdings’ prior written consent. Such assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such assignee pursuant to such assignment documentation, shall have the rights and obligations of a Lender hereunder. The Agent (acting solely for this purpose as the agent of the Borrower) shall maintain a register for the recordation of the names and addresses of the Lender and its assignees and participants, and the amounts of principal and interest owing to any of them hereunder from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Agent and the Lender and its assignees and participants shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and all references to the Lender in this Agreement shall include any such assignee of the Lender.

10.14           Governing Law. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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10.15           Forum Selection; Consent to Jurisdiction; Service of Process. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Each Loan Party hereby appoints CT Corporation as such Loan Party’s agent where notices and demands to or upon such Loan Party in respect of this Agreement or any other Loan Document may be served (without prejudice to the right of the Agent or the Lender to serve process in any other manner permitted by law). If for any reason such process agent is unable to serve as such, such Loan Party will within 30 days appoint a substitute process agent located in the State of New York and give notice of such appointment to the Agent.

10.16           Waiver of Jury Trial. EACH LOAN PARTY, THE AGENT AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

CAREVIEW COMMUNICATIONS, INC.,
a Nevada corporation,
as Holdings

By:	/s/ Steven Johnson
Name: Steven Johnson Title: President

CAREVIEW COMMUNICATIONS, INC.,
a Texas corporation,
as Borrower

By:	/s/ Steven Johnson
Name: Steven Johnson Title: President

[Signature Page to CareView Communications, Inc. Credit Agreement]

PDL BIOPHARMA, INC.,
a Delaware corporation,
as the Agent and the Lender

By:	/s/ John P. McLaughlin
Name: John P. McLaughlin Title: President and Chief Executive Officer

[Signature Page to CareView Communications, Inc. Credit Agreement]

SCHEDULE 1.1(a)

Subsidiary Guarantors

1.           CareView Operations, L.L.C., a Texas limited liability company

Schedule 1.1(a)

SCHEDULE 10.2

Addresses for Notices

LOAN PARTIES:

CareView Communications, Inc., a Nevada corporation, as Holdings,
CareView Communications, Inc., a Texas corporation, as the Borrower, and
CareView Operations, L.L.C., as a Subsidiary Guarantor

405 State Highway 121 Bypass

Suite B-240

Lewisville, Texas 75067

Attention: Matthew Jackson, Esq., General Counsel

Telephone: (972) 943-6050

Facsimile: (972) 403-7659

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: Meryl Epstein, Esq.

Telephone: (617) 348-1635

Facsimile: (617) 542-2241

E-mail: MJEpstein@mintz.com

LENDER AND AGENT:

PDL BioPharma, Inc., as the Lender and the Agent

932 Southwood Boulevard

Incline Village, NV 89451

Attention: General Counsel

Telephone: (775) 832-8500

Facsimile: (775) 832-8501

with a copy (which shall not constitute notice) to:

Andrew Cheng, Esq.

Gibson Dunn & Crutcher LLP

333 South Grand Avenue, Los Angeles, CA 90071-3197

Telephone: (213) 229-7684

Facsimile: (213) 229-6684

Email: ACheng@gibsondunn.com

Schedule 10.2

EXHIBIT B

EXHIBIT A

Form of Note

FORM OF]

[TRANCHE ONE][TRANCHE TWO] TERM NOTE

$[20,000,000.00]	New York, New York
[DATE]

FOR VALUE RECEIVED, the undersigned, CAREVIEW COMMUNICATIONS, INC., a Texas corporation (the “Borrower”), hereby unconditionally promises to pay to PDL BIOPHARMA, INC., a Delaware corporation (the “Lender”), or its registered assigns at the address specified in the Credit Agreement (as hereinafter defined; each capitalized term used and not otherwise defined herein having the meaning assigned to it in the Credit Agreement) in lawful money of the United States and in immediately available funds, the unpaid amount of the Obligations relating to the [Tranche One Loan][Tranche Two Loan] outstanding under the Credit Agreement. Amounts evidenced hereby shall be paid in the amounts and on the dates specified in Section 2 of the Credit Agreement. Any principal amount of this Note prepaid or repaid may not be reborrowed. The outstanding principal balance of this Note together with all accrued and unpaid interest thereon shall be due and payable on the [Tranche One Maturity Date][Tranche Two Maturity Date].

The holder of this Note is authorized (but not required) to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, the type and amount of the Obligations relating to the [Tranche One Loan][Tranche Two Loan] and the date, type and amount of each payment or prepayment in respect thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure of such holder to make any such endorsement or any error in any such endorsement shall not affect the Obligations.

This Note (a) is one of the Notes referred to in the Credit Agreement dated as of June [•], 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, CareView Communications, Inc., a Nevada corporation and the direct parent of the Borrower (“Holdings”), the Lender, as lender and as agent, and any other entities from time to time party thereto and (b) is subject to the provisions of the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof. Borrower acknowledges and agrees that Lender, as agent, may exercise all rights provided in the Loan Documents with respect to this Note.

Schedule 10.2

Upon the occurrence and during the continuance of any one or more of the Events of Default, all Obligations under the Credit Agreement as evidenced by this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE LAWS OF ANY OTHER JURISDICTION THAT MIGHT BE APPLIED BECAUSE OF THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

CAREVIEW COMMUNICATIONS, INC.,
a Texas corporation

By:
Name: Title:

3

EXHIBIT B

Form of Compliance Certificate

[FORM OF]

COMPLIANCE CERTIFICATE

Date: __________________, 20_____

This Compliance Certificate (this “Certificate”) is given by CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (“Holdings”) on behalf of itself and CAREVIEW COMMUNICATIONS, INC., a Texas corporation (“Borrower”), pursuant to that certain Credit Agreement dated as of June [•], 2015 (as may be amended, restated, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”; each capitalized term used and not otherwise defined herein having the meaning assigned to it in the Credit Agreement), by and among Holdings, Borrower and PDL BIOPHARMA, INC., as lender (“Lender”) and as agent (“Agent”).

Pursuant to Section 6.1.4 of the Credit Agreement, the undersigned hereby certifies that he or she is the duly appointed, qualified, and acting Chief Financial Officer of Holdings, and in such capacity as an officer and not in an individual capacity, certifies on behalf of Holdings and the Borrower to the Agent as of the date hereof as follows:

1.          The financial statements delivered contemporaneously with this Certificate fairly present, in all material respects, in accordance with GAAP consistently applied, the consolidated financial condition, results of operations and cash flows of Holdings and its Subsidiaries as of the dates and for the periods specified by such financial statements (subject, in the case of interim financial statements, to normal year-end audit adjustments);

2.          The undersigned officer has reviewed the terms of the Credit Agreement and made, or caused to be made under such officer’s supervision, a review in reasonable detail of the transactions and condition (financial or otherwise) of Holdings and its Subsidiaries during the accounting period covered by such financial statements; and

3.          Such review has not disclosed the existence during or at the end of such accounting period, and such officer has no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default[, except as set forth on Schedule 1 hereto1, which includes a description of the nature and period of existence of such Default or Event of Default and what action Holdings and the Borrower have taken, are undertaking or propose to take with respect thereto].

[Signature page follows]

[1]	[Schedule 1 should be prepared and attached if a Default or Event of Default has occurred.]

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EXHIBIT B

IN WITNESS WHEREOF, Holdings has caused this Certificate to be executed as of the date first above written.

CAREVIEW COMMUNICATIONS, INC.,
a Nevada corporation

By:
Name: Title:

Exhibit B